Exhibit 10.1

EXECUTION

SALE AND SERVICING AGREEMENT

among

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2014-1,

Issuer,

CALIFORNIA REPUBLIC FUNDING, LLC,

Depositor,

CALIFORNIA REPUBLIC BANK,

Seller, Servicer, Administrator and Custodian,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Indenture Trustee

and

CSC LOGIC, INC.,

Backup Servicer

Dated as of March 1, 2014

i

ii

Exhibit A	Location of Receivable Files
Exhibit B-1	Form of Servicer’s Monthly Certificate
Exhibit B-2	Form of Servicer’s Annual Certificate
Exhibit B-3	Form of Servicer’s Sarbanes-Oxley Act Certification

Schedule A	Receivables Conveyed on the Closing Date
Schedule B	Exchange Act Disclosure Items

Annex A	Backup Servicer Duties

Appendix A	Usage and Definitions

iii

This SALE AND SERVICING AGREEMENT, dated as of March 1, 2014 (as amended, restated or otherwise modified from time to time, this “Agreement”), is among CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2014-1, a Delaware statutory trust (the “Issuer”), CALIFORNIA REPUBLIC FUNDING, LLC, a Delaware limited liability company (the “Depositor”), CALIFORNIA REPUBLIC BANK, a California corporation authorized to transact a banking business (“CRB”), as servicer (in such capacity, the “Servicer”), as seller of Receivables to the Depositor (in such capacity, the “Seller”), as administrator (in such capacity, the “Administrator”) and as custodian (in such capacity, the “Custodian”), CSC LOGIC, INC., a Texas corporation, as backup servicer (the “Backup Servicer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer desires to purchase from the Depositor a portfolio of motor vehicle retail installment sale contracts and installment loans and related rights;

WHEREAS, the Depositor is willing to sell and assign to the Issuer the assets described in the preceding paragraph;

WHEREAS, CRB, as Servicer, is willing on behalf of the Issuer to service such motor vehicle retail installment sale contracts and installment loans and related rights; and

WHEREAS, the Backup Servicer is willing to provide backup servicing of such motor vehicle retail installment sale contracts and installment loans and related rights on behalf of the Issuer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A. Appendix A also contains rules as to usage applicable to this Agreement.

Section 1.02 Calculations of Interest. Collections of interest on the Receivables will be calculated in accordance with the Simple Interest Method.

ARTICLE II

CONVEYANCE OF RECEIVABLES; BOOKS AND RECORDS;

PROVISIONS FOR CLOSING

Section 2.01 Conveyance of the Receivables. (a) In consideration for (i) the Issuer’s delivery to or upon the order of the Depositor of the Notes, and (ii) the Issuer’s delivery to or upon the order of the Depositor of the Certificates resulting in an increase in the residual value of the equity interest in the Issuer owned by the Depositor, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and conditions of this Agreement, each and all of the following (collectively, the “Depositor Conveyed Assets”): (x) all right, title and interest of the Depositor in and to the Conveyed Assets, (y) all of the Depositor’s rights under the Receivables Purchase Agreement, including the representations of the Seller made therein and the Depositor’s right to enforce a breach of any such representation made with respect to any Conveyed Assets, and (z) all proceeds of each of the foregoing.

(b) As of the Closing Date, the Issuer acknowledges the conveyance to it of the Depositor Conveyed Assets transferred on such date, including all right, title and interest of the Depositor in and to the Depositor Conveyed Assets, receipt of which is hereby acknowledged by the Issuer. Concurrent with such delivery, as of the Closing Date and pursuant to the Indenture the Issuer pledges and/or assigns the Depositor Conveyed Assets and the other Collateral to the Indenture Trustee as security for the Notes.

Section 2.02 Ownership and Possession of Receivable Files. The ownership of the contents of the Receivable Files with respect to each Receivable shall be vested in the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, as of the Closing Date, although possession of the Receivable Files on behalf of and for the benefit of the Noteholders shall remain with the Custodian.

Section 2.03 Books and Records; Intention of the Parties.

(a) Books and records for each Receivable have been clearly marked to reflect the ownership of each Receivable, as of the Closing Date, by the Issuer, pledged, as of the Closing Date, to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

(b) It is the intention of the parties hereto that, for non-tax purposes, the transfer and assignment of the Depositor Conveyed Assets and the other Collateral on the Closing Date constitutes an absolute sale (and not a pledge to secure debt or other obligations of the Depositor) of the Depositor Conveyed Assets and the other Collateral such that (i) the Depositor Conveyed Assets and the other Collateral shall not be included in the bankruptcy estate of the Depositor pursuant to 11 U.S.C. § 541, (ii) the FDIC shall not, by exercise of its authority to disaffirm or repudiate contracts under Section 13(e) of the Federal Deposit Insurance Act, reclaim, recover or recharacterize as property of the Seller any Depositor Conveyed Assets or any other Collateral transferred by the Seller to the Depositor or disregard the separateness of the Depositor or the Issuer from the Seller, and (iii) the transfer of Depositor Conveyed Assets and the other Collateral pursuant to this Agreement shall comply with the requirements of 12 C.F.R. Section 360.6.

(c) If any of the assignments and transfers of the Conveyed Assets to the Depositor pursuant to the Receivables Purchase Agreement and of the Depositor Conveyed Assets to the Issuer pursuant to this Agreement, for non-tax purposes, is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the parties hereto intend that the rights and obligations of the parties shall be established pursuant to the terms of the Receivables

Purchase Agreement and this Agreement, and that, in such event, with respect to such property and proceeds thereof (including all Receivables and related property), the Seller and the Depositor shall be deemed to have granted and do hereby grant to the Issuer as of the Closing Date, a first priority security interest in the entire right, title and interest of such Person in and to such property and the proceeds thereof. In such event, with respect to the Conveyed Assets and the Depositor Conveyed Assets, respectively, the Receivables Purchase Agreement and this Agreement, shall each constitute, and each hereby is deemed by the parties to be, a security agreement under the New York UCC.

(d) The parties hereto intend to treat the Notes as indebtedness secured by the Collateral for federal, State and local income, single business and franchise tax purposes as provided for in Section 2.09(a) of the Indenture.

ARTICLE III

THE CONVEYED ASSETS

Section 3.01 Representations and Warranties of the Seller; Assignment of Representations and Warranties by the Depositor.

(a) The Seller hereby makes to the Issuer each of the representations and warranties set forth in Section 3.2 and 3.3 of the Receivables Purchase Agreement as of the date specified therein and consents to the assignment by the Depositor to the Issuer of such representations and warranties and of the Depositor’s rights with respect to any breach thereof, including the right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement. Such representations and warranties speak as of the execution and delivery of this Agreement or as of such other date specified therein and shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge and/or assignment, as the case may be, of the Receivables to the Indenture Trustee.

(b) Pursuant to Section 2.01, the Depositor has sold, assigned, transferred and conveyed to the Issuer all of its rights under the Receivables Purchase Agreement, including the representations, warranties and covenants of the Seller. Each of the Depositor and the Seller acknowledges that the Issuer is relying on such representations and warranties in accepting the Depositor Conveyed Assets, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Seller to repurchase or reallocate, as the case may be, the Receivables in accordance with the Receivables Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section 3.01 shall survive the sale of the Conveyed Assets to the Issuer and the delivery thereof to the Custodian.

(c) The Seller acknowledges the assignment of the Conveyed Assets from the Depositor to the Issuer and Indenture Trustee and hereby agrees that the Issuer and Indenture Trustee shall have the right to enforce any and all rights under the Receivables Purchase Agreement assigned to the Issuer herein, including (i) the right to cause the Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Section 3.3 of the Receivables Purchase Agreement and Section 3.01(a). Such right may be enforced by the Issuer and the Indenture Trustee directly against the Seller as though the

Issuer and the Indenture Trustee were each a party to the Receivables Purchase Agreement, and the Issuer and the Indenture Trustee shall not be obligated to exercise any such rights, and shall have no liability for failing to exercise any such rights, indirectly through the Depositor.

Section 3.02 Representations and Warranties of the Depositor. The Depositor represents and warrants with respect to the Receivables being conveyed by it to the Issuer, on which the Issuer relies in accepting such Receivables.:

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Depositor.

(ii) The Depositor has taken all steps necessary to perfect its security interest against the Obligor in the Financed Vehicles.

(iii) The Receivables constitute “tangible chattel paper” or “electronic chattel paper” under the applicable UCC; no more than 10% of the Pool Balance is represented by Receivables constituting “electronic chattel paper,” and at least 90% of the Pool Balance is represented by Receivables constituting “tangible chattel paper.”

(iv) The Depositor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(v) The Depositor has received a written acknowledgment from the Servicer that the Servicer is holding the loan agreements and installment sale contracts that constitute or evidence the Receivables solely on behalf and for the benefit of the Issuer.

(vi) Other than the security interest granted to the Depositor pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

(vii) None of the installment sale contracts that constitute or evidence the Receivables has any marks or notations indicating that it has been pledged, assigned, or otherwise conveyed by the Depositor to any Person other than the Purchaser.

The representations and warranties set forth in this Section may not be waived. The representations and warranties set forth in this Section will survive the termination of this Agreement until the Indenture has been discharged.

Section 3.03 Repurchase upon Breach of Representation: Treatment of Repurchase Price.

(a) Each of the Depositor, the Issuer, the Seller, and the Servicer shall inform the other parties to this Agreement promptly and in writing upon the discovery by it of (i) any breach of the Seller’s representations and warranties deemed to be made pursuant to Section 3.01(a), in each case without regard to any limitation set forth in such representation or warranty concerning the knowledge of any Person as to the facts stated therein or (ii) any breach of the Depositor’s representations and warranties under Section 3.02.

(b) Within thirty (30) days of the earlier of either discovery by, or notice to, the Seller of any breach referred to in Section 3.03(a)(i) above, (i) the Seller shall use its best efforts to promptly cure such breach and (ii) if such breach is not cured, the Seller shall repurchase such Receivable which is the subject of such breach. Within thirty (30) days of the earlier of either discovery by, or notice to, the Depositor of any breach referred to in Section 3.03(a)(ii) above, (i) the Depositor shall use its best efforts to promptly cure such breach and (ii) if such breach is not cured, the Depositor shall repurchase such Receivable which is the subject of such breach. Any repurchase of a Receivable pursuant to the foregoing provisions of this Section 3.03, shall be accomplished by payment to the Issuer or its successors and assigns of the Repurchase Price on or before the Payment Date of the month immediately following the end of the Collection Period in which the thirty (30) day cure period referred to above has ended.

(c) The sole remedy of the Issuer, the Indenture Trustee or the Noteholders with respect to a breach of a representation or warranty referred to in Section 3.01(a) or with respect to a breach of a representation or warranty contained in Section 3.2 of the Receivables Purchase Agreement, provided neither such breach has been cured pursuant to Section 3.03(b), shall be to require the Seller to purchase such Receivable pursuant to this Section 3.03 (it being understood that the indemnification covenants of the Seller hereunder and under the other Basic Documents shall still apply notwithstanding this clause (c)).

Section 3.04 Appointment of Custodian; Custody and Delivery of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as Custodian of the Receivable Files which are constructively delivered by the Issuer to the Indenture Trustee on the Closing Date.

Section 3.05 Duties of Servicer as Custodian.

(a) The Servicer shall hold each Receivable File as Custodian for the benefit of and as bailee of the Issuer and the Indenture Trustee, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement and the Indenture Trustee to comply with the Indenture. In performing its duties as Custodian, the Servicer shall act with reasonable care, and in accordance with the Servicing Standard. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it as Custodian under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping, and the Issuer and the Indenture Trustee shall not be obligated to exercise any such rights, and shall have no liability for failing to exercise any such rights, to so verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Backup Servicer or the Indenture Trustee of the Receivable Files.

(b) The Servicer shall maintain each Receivable File at one of its offices specified in Exhibit A to this Agreement or at such other office as shall be specified to the Issuer, the Backup Servicer and the Indenture Trustee by written notice not later than thirty (30) days after any change in location. Upon not less than thirty (30) days prior written notice to the Issuer, the Backup Servicer, the Indenture Trustee and each Rating Agency, the Servicer may appoint an Affiliate to act as a sub-custodian to maintain up to all Receivable Files at such office of the Affiliate as is identified in such notice, provided, however, if either Rating Agency shall object in writing to such appointment it shall not be made and no Receivable File shall be maintained by such Affiliate. Any such Affiliate so appointed shall execute an agreement with the Servicer obligating the Affiliate to perform all functions otherwise required of the Servicer herein when acting as Custodian. The Servicer shall remain liable as Custodian notwithstanding the appointment of an Affiliate as sub-custodian and the maintenance by such Affiliate of Receivable Files. Upon reasonable notice by the Issuer or the Indenture Trustee, the Servicer shall make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer during normal business hours and such review shall be conducted in a reasonable manner.

(c) Upon reasonable request from the Indenture Trustee or, if the Notes have been Paid In Full, from the Owner Trustee, the Custodian shall release any Receivable File to the Indenture Trustee or the Owner Trustee, as the case may be, or to the agent or designee of the Indenture Trustee or the Owner Trustee, as the case may be, at such place or places as the Indenture Trustee or the Owner Trustee, as the case may be, may reasonably designate as soon as practicable. Upon the release and delivery of any such document in accordance with the instructions of the Indenture Trustee or the Owner Trustee, as the case may be, the Custodian shall be released from any further liability and responsibility under this Section 3.05 with respect to such documents and any other provision of this Agreement or any of the other Basic Documents if the fulfillment of the Custodian’s responsibilities is dependent upon possession of such documents, unless and until such time as such documents shall be returned to the Custodian. In no event shall the Custodian be responsible for any loss occasioned by the Indenture Trustee’s or the Owner Trustee’s failure to return any Receivable File or any portion thereof in a timely manner.

(d) The Servicer shall not at any time have, or in any way attempt to assert, any interest in any Receivable held by it as Custodian hereunder or in the related Receivable File, other than for collecting or enforcing such Receivable for the benefit of the Issuer. The entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Issuer.

Section 3.06 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee, or, if the Notes have been Paid In Full, by a Trust Officer of the Owner Trustee. A certified copy of excerpts of authorizing resolutions of the board of directors of the Indenture Trustee shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee.

Section 3.07 Custodian’s Indemnification.

(a) The Custodian shall indemnify the Issuer, the Owner Trustee, the Backup Servicer and the Indenture Trustee and each of their officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer, the Owner Trustee, the Backup Servicer or the Indenture Trustee or any of their officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files; provided, however, that the Custodian shall not be liable to the Issuer, the Owner Trustee, the Backup Servicer the Indenture Trustee or any such officer, director, employee or agent of the Issuer, the Owner Trustee, the Backup Servicer or the Indenture Trustee for any portion of any such amount resulting from (i) actions taken by the Custodian pursuant to instructions as provided in Section 3.06, or (ii) release and delivery of documents by the Custodian as provided in Section 3.05(c) or (iii) the willful misfeasance, bad faith or gross negligence of such Person listed above, or any such officer, director, employee or agent of such Person.

(b) Indemnification under this Section 3.07 shall survive the resignation or removal of the Custodian or the termination of this Agreement with respect to acts or omissions of the Custodian preceding such resignation or removal or termination and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Custodian shall have made any indemnity payments pursuant to this Section 3.07 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Custodian.

Section 3.08 Effective Period and Termination. The Servicer’s appointment as Custodian shall become effective as of the Closing Date and shall continue in full force and effect unless and until terminated pursuant to this Section 3.08 or Section 8.02(a). If the Servicer or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer or any successor Servicer are terminated under Section 8.02(a), the appointment of the Servicer as Custodian shall be terminated. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer’s appointment as Custodian, with cause, at any time upon written notification to the Servicer. As soon as practicable after any termination of such appointment (but in no event more than five (5) Business Days after any such termination of appointment), the Custodian shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee’s agent at such place or places as the Indenture Trustee may reasonably designate. Notwithstanding the termination of the Servicer as Custodian, the Indenture Trustee

and the Issuer agree that, upon any such termination and for so long as the Servicer may not be acting as Custodian hereunder, the Indenture Trustee or the Issuer, as the case may be, shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of enabling the Servicer to perform its obligations under this Agreement with respect to the servicing of the Receivables.

Section 3.09 Risk Retention. The Seller, as sponsor, shall retain an economic interest in a material portion of the credit risk of the Receivables, which interest retention obligation may be satisfied by retaining a representative sample of the Receivables equal to not less than 5% of the initial aggregate Principal Balance of the Receivables. This retained interest may not be sold, pledged or hedged, except for the hedging of interest rate or currency risk, during the term of the transactions contemplated hereby.

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01 Duties of Servicer.

(a) The Servicer, for the benefit of the Noteholders, shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer shall be required to service the Receivables in accordance with reasonable care but in no event less than the care that the Servicer exercises with respect to all comparable motor vehicle retail installment sale contracts and installment loans that it services for itself or others or the procedures employed by banking institutions that service motor vehicle retail installment sale contracts or installment loans for their own account or for the account of third parties (the “Servicing Standard”). CRB agrees that for so long as CRB is the Servicer, the Servicing Standard shall be consistent in all material respects with the servicing standards with respect to motor vehicle retail installment sale contracts and installment loans, for which CRB or any of its Affiliates is the owner or the appointed servicer from time to time.

(b) The Servicer’s duties shall include the collection and posting of all payments on the Receivables, responding to inquiries of Obligors, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and performing the other duties specified herein. The Servicer also shall administer and enforce all rights of the Issuer as holder of the Receivables and the Indenture Trustee as pledgee of the Receivables and shall enforce the provisions of the applicable Dealer Agreements and assignment forms. To the extent consistent with the Servicing Standard, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Receivables that it may reasonably in good faith in accordance with the Servicing Standard deem necessary or desirable.

(c) Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself and any one or more of the Issuer, the Owner Trustee or the Indenture Trustee any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except (i) pursuant to an order from a court of competent jurisdiction or a directive from an arbitrator in an arbitration proceeding or (ii) in settlement of a legal proceeding in court or in arbitration in a manner consistent with the applicable Servicing Standard or (iii) otherwise in accordance with the Servicing Standard, and except as provided in Section 4.02(c), execute documents that would release an Obligor from payment of any unpaid amount due under any Receivable, reduce the related APR on a Receivable, waive the right to collect the unpaid balance of any Receivable from the related Obligor, release any Obligor from its obligations with respect to a Receivable, extend the final payment date under any Receivable beyond the Class C Final Scheduled Payment Date.

(d) The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, the Indenture Trustee or the Owner Trustee, a legal proceeding to enforce the rights of the Issuer under any Contract pursuant to Section 4.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in any such legal proceeding in its own name, the Indenture Trustee or the Issuer shall thereupon be deemed to have automatically assigned the applicable Receivable to the Servicer, solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee or the Issuer to execute and deliver in the Indenture Trustee’s or the Issuer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce the rights of the Issuer under the Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce such rights, the Owner Trustee shall, subject to the terms of the Trust Agreement, at the Servicer’s expense and direction, take steps to enforce such rights, including bringing suit in its name or the name of the Issuer, the Indenture Trustee or the Noteholders. The Owner Trustee and the Indenture Trustee shall upon the written request of the Servicer furnish the Servicer as soon as practicable with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(e) For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly set forth herein or otherwise authorized by the Issuer, the Servicer shall have no authority to act for or represent the Issuer, the Owner Trustee, the Indenture Trustee or any Noteholder in any way and shall not otherwise be deemed an agent of the Issuer, the Owner Trustee, the Indenture Trustee or any Noteholder.

Section 4.02 Collection of Payments on Receivables; Extensions.

(a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, in accordance with the Servicing Standard.

(b) (i) The Servicer may grant payment extensions and holidays on the Receivables in accordance with the Servicing Standard and as required by law; provided, however, that no such extension shall extend the final payment date on any Receivable beyond the last day of the Collection Period immediately preceding the Class C Final Scheduled Payment Date, and (ii) upon any extension of a Receivable not in accordance with Section 4.02(b)(i) or upon the reduction of the contract rate or Outstanding principal balance of any Receivable other than as required by applicable law (including by the Servicemembers Civil Relief Act, the California Military Families Financial Relief Act or similar State law), the Servicer shall be required to purchase the related Receivable in accordance with Section 4.07.

(c) Notwithstanding the foregoing, the Servicer is authorized in its discretion to grant a Small Balance Waiver with respect to any Receivable, and to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

Section 4.03 Realization upon Receivables.

(a) Consistent with the Servicing Standard, the Servicer shall use commercially reasonable efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall begin such repossession and conversion procedures as soon as practicable after default on such Receivable in accordance with the Servicing Standard; provided, however, that the Servicer will not repossess or otherwise convert the ownership of a Financed Vehicle within such time period if it calculates that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In repossessing or otherwise converting the ownership of a Financed Vehicle and liquidating a Receivable, the Servicer is authorized to follow such customary practices and procedures as it shall reasonably deem necessary or advisable, consistent with the Servicing Standard, which practices and procedures may include the sale of the related Financed Vehicle at public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize upon a Receivable; provided, however, that in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its reasonable judgment that such repair or repossession shall increase the related Liquidation Proceeds by an amount materially greater than the expense for such repair or repossession. The Servicer shall be entitled to recover all expenses incurred by it that are reasonably allocated to repossessing and liquidating a Financed Vehicle into cash proceeds (other than overhead), but only out of the cash proceeds of the sale of such Financed Vehicle or any deficiency obtained from the related Obligor.

(b) If the Servicer elects to commence a Proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights of recourse under such Dealer Agreement. If, however, in any Proceeding, it is held that the Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Issuer, at the Servicer’s expense and direction, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in its name or the names of the Indenture Trustee, not in its individual capacity, but solely as Indenture Trustee on behalf of the Issuer, or the Holders of the Notes.

Section 4.04 Physical Damage Insurance. The Servicer shall, in accordance with the Servicing Standard, require that each Obligor shall have obtained physical loss damage insurance covering the related Financed Vehicle as of the execution of the related Contract.

Section 4.05 Maintenance of Security Interests in Financed Vehicles; Other Amounts.

(a) The Servicer shall, in accordance with the Servicing Standard, take such steps as are necessary to maintain the perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s certificate of title or without fulfilling any additional administrative requirements under the laws of the State in which such Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuer and the Indenture Trustee, each of the Servicer and CRB hereby agree that the designation of CRB as the secured party on such certificate of title shall only be in its capacity as agent of the Issuer and the Indenture Trustee. The Servicer shall not release, in whole or in part, any security interest in a Financed Vehicle created by the related Receivable except as permitted herein or in accordance with its customary standards, policies, practices and procedures, including the payment in full by the Obligor of all amounts payable pursuant to that Receivable.

(b) The Seller, the Depositor, the Issuer, the Indenture Trustee and the Servicer hereby agree that, upon the occurrence of a Servicer Termination Event, the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class may take or cause to be taken such actions as may in the Opinion of Counsel to such Noteholders, be necessary to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Issuer, including by amending the title documents of the Financed Vehicles. The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. If such expenses are not paid within fifteen (15) days after delivery of any invoice therefor, such expenses shall be paid from the amounts otherwise payable to the Servicer pursuant to Section 5.04(a)(i).

Section 4.06 Covenants of Servicer. By its execution and delivery of this Agreement, the Servicer hereby covenants as follows (upon which covenants the Issuer, the Indenture Trustee and the Owner Trustee rely in accepting the Collateral and delivering the Notes):

(a) Liens in Force. No Financed Vehicle securing a Receivable shall be released in whole or in part from the security interest granted by the Obligor, except upon payment in full of such Receivable (subject to any Small Balance Waiver) or as otherwise contemplated herein or in accordance with the Servicing Standard.

(b) No Impairment. The Servicer shall do nothing to impair the rights of the Issuer or the Indenture Trustee in the property of the Issuer.

(c) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with the Servicing Standard, Section 4.01(c) and Section 4.02.

(d) Notice of Material Litigation. The Servicer shall provide notice of material litigation, actions or judgments involving CRB or the Depositor to the Issuer and the Indenture Trustee; provided that, except with respect to any such material litigation, actions or judgments involving the Issuer or the Depositor, the Servicer shall be deemed to have complied with the foregoing covenant with respect to any material litigation or judgments relating to the Servicer, to the extent that it or its parent company (California Republic Bancorp) properly complied with its disclosure obligations under the Exchange Act.

(e) Compliance with Agreement, Basic Documents and Applicable Law. The Servicer shall comply with its obligations under this Agreement and the Basic Documents to which it is a party. The Servicer shall comply with all Applicable Law where the failure to do so could reasonably be expected to have a Material Adverse Effect.

(f) Arm’s Length. With respect to its obligations in connection with the Conveyed Assets, the Servicer shall transact and deal with its Affiliates on an arm’s length basis.

(g) Licenses and Approvals. The Servicer shall ensure that it has and maintains all licenses and approvals necessary for the conduct of its business in the jurisdictions where the Financed Vehicles are located.

(h) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien (other than suffering to exist any tax liens, mechanics’ liens and any other liens that attach to property by operation of law (including without limitation statutory purchase liens) to the extent the applicable obligations are not past due) on or restriction on transferability of any Receivable except for the Lien of the Indenture and the restrictions on transferability imposed by this Agreement or (ii) other than as contemplated herein or in the Indenture, file or authorize the filing in any jurisdiction of any UCC financing statement that names CRB, the Depositor or any other Person as a debtor, and any Person other than the Depositor, the Indenture Trustee or the Issuer as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, in each case with respect to the Receivables.

Section 4.07 Purchase of Receivables by Servicer upon Breach of Covenant. Upon discovery by any of the Servicer, the Seller, the Depositor, the Issuer or a Trust Officer of the Indenture Trustee of a breach of any of the covenants set forth in Sections 4.02(b), 4.05(a) or 4.06, the party discovering such breach shall give prompt written notice to the other parties hereto; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.07. Within thirty (30) days of the discovery or notice of such breach, the Servicer shall use its best efforts to cure such breach. On or before the Payment Date immediately following the end of the Collection Period in which the 30-day cure period referred to above has ended, the Servicer shall, unless such breach shall have been cured by such date, purchase from the Issuer the Receivable(s) affected by such breach. In consideration of the purchase or reallocation of such Receivable(s), the Servicer shall remit the related Repurchase Price into the Collection Account, with written notice to the Indenture Trustee of such deposit, in the manner specified in Section 5.05. Subject to Section 7.03, it is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Issuer, the Owner Trustee, the Indenture Trustee or the Noteholders.

Section 4.08 Servicing Fee. The Servicing Fee shall be payable to the Servicer on each Payment Date. That part of the Servicing Fee that is based on the Servicing Fee Rate shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The Servicer shall be required to pay all expenses (apart from expenses incurred in accordance with the Servicing Standard in connection with liquidating a Financed Vehicle related to a Liquidated Receivable, such as auction, painting, repair or refurbishment in respect of that Financed Vehicle) incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Owner Trustee and the Indenture Trustee and any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities).

Section 4.09 Servicer’s Monthly Certificate. Not later than 10:00 a.m. (New York City time) on each Determination Date, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee, with a copy to each Rating Agency, a Servicer’s Monthly Certificate, in substantially the form of Exhibit B-1, containing all information necessary to make the payments to be made on the related Payment Date pursuant to Section 5.04 for the related Collection Period and any other information the Indenture Trustee may reasonably request. Such Servicer’s Monthly Certificate shall be certified by a Responsible Officer of the Servicer that the information provided is complete, accurate and no event has occurred that, with notice or passage of time, would be an Event of Default or a Servicer Termination Event. The Servicer shall also specify to the Trustees, no later than the Determination Date following the last day of a Collection Period as of which the Seller shall separately identify (by account number), in a written notice to the Depositor and the Trustees, the Receivables to be repurchased by the Seller or purchased by the Servicer, as the case may be, for the related Collection Period.

Section 4.10 Annual Statement as to Compliance; Notice of Servicer Termination Event.

(a) The Servicer shall deliver to the Issuer, the Depositor, the Indenture Trustee, and each Rating Agency, prior to March 31 of each calendar year, beginning with March 31, 2015, an officer’s certificate signed by a Responsible Officer of the Servicer (the “Servicer’s Annual Certification”) in substantially the form of Exhibit B-2.

(b) The Servicer shall deliver to the Issuer, the Indenture Trustee, each Rating Agency and the Depositor, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer’s certificate from a Responsible Officer thereof of any event that is, or with the giving of notice or lapse of time or both would become, a Servicer Termination Event.

(c) Prior to March 31 of each calendar year, beginning with March 31, 2015, the Servicer deliver to the Issuer, the Owner Trustee and the Administrator and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit B-3.

Section 4.11 Annual Independent Accountants’ Report; Attestation and Assessment of Compliance.

(a) Prior to March 31 of each calendar year, beginning with March 31, 2015, the Servicer shall cause a firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants and is independent of the Seller, the Depositor, and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, to furnish a report to the Owner Trustee, the Depositor, the Indenture Trustee and each Rating Agency to the effect that such firm has examined the documents or records of the Servicer relating to the Receivables and that such examination (i) was made in accordance with generally accepted auditing standards and (ii) included tests relating to motor vehicle retail installment sale contracts and installment loans serviced for others and that such firm is of the opinion that the provisions of this Agreement have been complied with during the preceding calendar year (or, with respect to the first report, the period from the Closing Date to December 31 of such year), and that, on the basis of such examination, nothing has come to their attention that would indicate that such servicing has not been conducted in compliance therewith during such calendar year or other period, except for (x) such exceptions as such firm shall believe to be immaterial and (y) such other exceptions as shall be set forth in such statement; provided, however, that the Servicer shall direct the Indenture Trustee in writing to enter into any agreed upon procedure letter that may be executed in connection with any accountant’s report issued hereunder and the Indenture Trustee shall have no liability in connection with any such accountant’s report or the content of any such agreed upon procedure letter; and provided, further, that, if CSC is at any time acting as Servicer, it may satisfy the obligations set forth in this Section 4.11, by delivering on an annual basis a report prepared with respect to it in accordance with SSAE 16, such report to be provided by CSC under this Section 4.11 within thirty (30) days of its receipt of such report.

(b) Notwithstanding Section 4.11(a), prior to March 31 of each calendar year, beginning with March 31, 2015, the Servicer shall deliver the report and attestation set forth in Sections 4.11(c) and (d) and the delivery of a copy of such report and attestation to the Depositor and the Trustees shall be deemed to satisfy the provisions of this Section.

(c) As and when required pursuant to Section 4.11(b), the Servicer will deliver to the Depositor and the Trustees a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (or, if applicable, such shorter period as shall have elapsed since the Closing Date in the case of the first such report), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Servicer and shall at a minimum address each of the Servicing Criteria.

(d) The Servicer shall cause a firm of independent certified public accountants described in Section 4.11(a) above to furnish to the Depositor and the Trustees, concurrently with the report delivered pursuant to Section 4.11(c), an attestation report providing its assessment of compliance with the any material instance of non-compliance, as required by Rule 13a-18 or Rule 15d-18 under the Servicing Criteria covered in such report during the preceding fiscal year, including disclosure of any material instance of non-compliance, as required by Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB. Any such attestation report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, stating, among other things, that the Servicer’s assertion of compliance with the specified Servicing Criteria is fairly stated in all material respects, or the reason why such an opinion cannot be expressed. Such report must be available for general use and not contain restricted use language.

Section 4.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Owner Trustee, the Indenture Trustee and the Noteholders reasonable access to the documentation regarding the Receivables Files. Access shall be afforded without charge, but only upon reasonable request and conducted in a reasonable manner, during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 4.13 Term of Servicer. The Servicer hereby covenants and agrees to act as Servicer under, and for the term of, this Agreement.

Section 4.14 Access to Information Regarding Trust and Basic Documents. CRB, as initial Servicer (and if CRB is no longer acting as Servicer, CRB, as Seller), shall furnish to the Owner Trustee and the Indenture Trustee from time to time such information regarding the Issuer or the Basic Documents as the Owner Trustee and Indenture Trustee (i) shall reasonably request prior to an Event of Default or (ii) shall request after an Event of Default. Upon request, but only if the Notes are then not registered in book-entry form on DTC, the Indenture Trustee shall furnish to the Owner Trustee annually a copy of the Register; provided, however, the Indenture Trustee shall not be obligated to furnish a copy of the Register more than once each calendar year. The Servicer shall furnish to the Owner Trustee copies of all documents and reports required to be provided by the Servicer pursuant to this Article IV.

Section 4.15 Agreement on Compliance. The Servicer agrees that, should any Governmental Authority with bank regulatory powers find that the terms of this Agreement, or any agreement relating to the servicing of the Receivables constitute an unsafe and unsound condition with respect to the Servicer and such Governmental Authority notifies the Servicer of such finding, then the Servicer shall negotiate in good faith with the Issuer to correct any such deficiencies and to bring this Agreement into compliance with Applicable Law.

Section 4.16 Compliance with the FDIC Rule.

(a) CRB, in its capacity as Servicer, Administrator and Seller agrees to perform the covenants and agreements set forth in Article XII of the Indenture applicable to it and to otherwise comply with the terms of Article XII of the Indenture.

(b) The Depositor agrees to perform the covenants and agreements set forth in Article XII of the Indenture applicable to it and to otherwise comply with the terms of Article XII of the Indenture.

Section 4.17 Duties of the Backup Servicer. Commencing on the Closing Date and until such time, if any, as the Backup Servicer shall become successor Servicer, the Backup Servicer, for the benefit of the Noteholders, shall perform the monitoring, review, inspection and other backup servicing functions that are set forth in Annex A, such performance to be provided for each Collection Period or at such other times and intervals as may be specified in Annex A. As set forth in Section 8.03(a), in the event CRB is terminated as Servicer, the Backup Servicer agrees that it shall become the successor Servicer hereunder; provided, that notwithstanding that the Backup Servicer becomes successor Servicer hereunder, it shall have no obligation at any time to make Advances as set forth in Section 5.07. Any provision in this Agreement to the contrary notwithstanding, CSC (acting in any capacity hereunder) shall have no liability for any acts, omissions, negligence, fraud or malfeasance by any Servicer (other than CSC should it become Servicer hereunder) or any other party to this Agreement with respect to the performance by the Servicer or other party to this Agreement of its duties hereunder, or for any errors made by the Servicer or other party to this Agreement in the performance of such duties which cause any losses to Noteholders, Certificateholders or any other third parties, including should CSC become successor Servicer, any breach of a representation, warranty or covenant by a predecessor Servicer and any obligation to repurchase or purchase any Receivable resulting from any such breach or other act or omission by a predecessor Servicer.

Section 4.18 Exchange Act Reporting. The Indenture Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Issuer. So long as the Depositor is required to file Exchange Act Reports with respect to the Issuer, each of the Indenture Trustee and the Servicer shall promptly notify the Depositor, and, in the case of an event reportable on the Form 8-K, not later than two Business Days after its occurrence, of any event reportable on the Exchange Act Reports of which such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person) has knowledge. In addition, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Indenture Trustee and the Servicer shall provide the Depositor with (i) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (ii) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form. Each of the Servicer and the Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB and related rules and regulations. Without limiting the generality of the foregoing, so long as the Depositor is required to file Exchange Act Reports:

(a) No later than each Determination Date, each of the Indenture Trustee and the Servicer shall notify (and the Servicer shall cause any subservicer to notify) the Depositor of any Form 10-D Disclosure Item with respect to such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person), together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, the Servicer shall provide such information which is available to the Servicer, without unreasonable effort or expense regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the statements to Noteholders pursuant to Section 5.06, commencing with the first such report due not less than five (5) Business Days following such request.

(b) Each of the Indenture Trustee and the Servicer shall promptly notify the Depositor, but in no event later than two (2) Business Days after its occurrence, of any Form 8-K Reportable Event of which such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person) has actual knowledge. Each Person, other than the Indenture Trustee as set forth above, shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

(c) No later than March 15 of each year, commencing in 2015, the Indenture Trustee and the Servicer shall notify the Depositor of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor. If any of the Item 1119 Parties have changed since the Closing Date, no later than February 1 of each year, commencing in 2015, the Depositor shall provide each of the Indenture Trustee and the Servicer with an updated list of the Item 1119 Parties.

(d) On or before March 15 of each calendar year, commencing in 2015:

(i) The Indenture Trustee shall deliver to the Depositor and the Servicer the Servicing Criteria Assessment. Such report shall be signed by an authorized officer of the Indenture Trustee and shall at a minimum address each of the servicing criteria set forth in Item 1122(d) of Regulation AB delivered to the Depositor concurrently with the execution of this Agreement (provided that such certification may be revised after the date of this Agreement as agreed by the Depositor and the Indenture Trustee to reflect any guidance with respect to such criteria from the Commission). To the extent any of the Servicing Criteria are not applicable to the Indenture Trustee, with respect to asset-backed securities transactions taken as a whole involving the Indenture Trustee and that are backed by the same asset type backing the Notes, such report shall include such a statement to that effect. The Indenture Trustee acknowledges and agrees that the Depositor and the Servicer with respect to its duties as the Certifying Person, and each of their respective officers and directors shall be entitled to rely upon each such servicing criteria assessment and the attestation delivered pursuant to Section 4.11.

(ii) The Indenture Trustee shall deliver to the Depositor and the Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 13a-18 and 15d-18 of the Exchange Act (or any successor provisions), Rules 1-02(a)(3) and 2-02(g) of Regulation S-X (or any successor provisions) under the Securities Act and the Exchange Act, including, that, in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(iii) In the event the Indenture Trustee is terminated or resigns during the term of this Agreement, such Person shall provide the documents and information pursuant to this Section with respect to the period of time it was subject to this Agreement or provided services with respect to the Issuer or the Receivables.

(e) The Indenture Trustee represents that:

(i) there are no affiliations relating to the Indenture Trustee with respect to any Item 1119 Party;

(ii) there are no relationships or transactions with respect to any Item 1119 Party and the Indenture Trustee that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the transactions contemplated under the Basic Documents, and that are material to the investors’ understanding of the Notes; and

(iii) no litigation is pending or, to the best of the Indenture Trustee’s knowledge, threatened against the Indenture Trustee that, if determined adversely to the Indenture Trustee, in the Indenture Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Indenture Trustee to perform its obligations under this Agreement.

ARTICLE V

DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS

Section 5.01 Establishment of Accounts.

(a) The Issuer, for the benefit of the Noteholders, shall cause the Indenture Trustee to establish and maintain in the name of the Indenture Trustee three non-interest bearing Eligible Accounts (respectively, the “Collection Account”, the “Principal Distribution Account” and the “Reserve Account”), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(b) Funds deposited in each of the Trust Accounts (including amounts, if any, which the Servicer is required to remit to the Collection Account pursuant to Section 5.02) shall be invested first in Federated Prime Obligations Fund #143 for so long as Federated Prime Obligations Fund #143 is a Permitted Investment. If Federated Prime Obligations Fund #143 ceases to be a Permitted Investment, the funds deposited in each of the Trust Accounts shall second be held in Goldman Sachs Prime Obligations Fund #1235 for so long as Goldman Sachs Prime Obligations Fund #1235 is a Permitted Investment. If Goldman Sachs Prime Obligations Fund #1235 ceases to be a Permitted Investment, the funds deposited in each of the Trust Accounts shall third be held in JPM Prime Money Fund #349 for so long as JPM Prime Money Fund #349 is a Permitted Investment. If JPM Prime Money Fund #349 ceases to be a Permitted Investment, the funds deposited in each of the Trust Accounts shall be invested at the written direction of the Servicer in a money market mutual fund (provided such fund is a Permitted Investment) that has a principal investment strategy and an investment objective that are each substantially identical to Federated Prime Obligations Fund #143. Such investments shall mature, in the case of the Reserve Account, prior to the Business Day prior to the next Payment Date, and, in the case of the Collection Account, on the Payment Date in the Collection Period following the Collection Period during which the investment was made; provided that neither the Servicer nor the Indenture Trustee shall have the power or right to change or alter the particular Permitted Investments identified in the preceding four sentences with respect to which such funds are invested; and provided further that the Servicer shall provide written notice to the Indenture Trustee, promptly upon any investment in each of the Trust Accounts ceasing to be a Permitted Investment, and such notification shall include an instruction to the Indenture Trustee to withdraw the funds from the ineligible investment and to deposit such funds into the applicable Permitted Investment set forth in this Section 5.01(d). All Permitted Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and no Permitted Investments may be purchased at a premium. Amounts invested in Permitted Investments may not be converted into cash, sold or otherwise disposed of other than (i) upon maturity of the related investment, (ii) upon the date the related investment no longer meets the investment criteria of a Permitted Investment, or (iii) on any Payment Date, in order to allow the amount invested to be distributed to the Noteholders or Certificateholders in accordance with Section 5.04.

(c) For so long as CRB is acting as Servicer hereunder, in the event that there are Net Investment Losses in Permitted Investments chosen by the Servicer, the Servicer shall deposit the amount of such Net Investment Losses into the Collection Account no later than one Business Day prior to the Payment Date. The Indenture Trustee shall not be held liable in any way for any Net Investment Losses, except for losses attributable to the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.

(d) (i) The Indenture Trustee shall possess all right, title and interest in all funds and investment property on deposit from time to time in or credited to the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investment property, proceeds and income shall be part of the assets of the Issuer, except as otherwise set forth herein. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. The Servicer shall have no power or right to change or alter any of the foregoing initial specifications in Section 5.01(d); provided that if, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments from the account that is no longer an Eligible Account to the new Trust Account.

(ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Accounts, subject to the last sentence of Section 5.01(d)(i); and each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a Securities Intermediary acting solely for the Indenture Trustee;

(C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

(D) any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security; and

(E) any Trust Account Property that is a Security Entitlement shall be delivered in accordance with paragraph (d) of the definition of “Delivery” herein and shall be held pending maturity or disposition by the Indenture Trustee or a securities intermediary acting solely for the Indenture Trustee.

(iii) The Servicer shall have the power (which power shall be revocable by the Indenture Trustee, or by the Owner Trustee with the consent of the Indenture Trustee, following a Servicer Termination Event) to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts held by the Indenture Trustee for the purpose of withdrawing any amounts deposited in error into such accounts and withdrawing therefrom amounts that the Servicer is authorized to withdraw in accordance with Section 5.04(a) hereof and Section 5.04 of the Indenture.

Section 5.02 Collections. The Servicer shall remit to the Collection Account all Collections on the Receivables (as set forth in clause (i) of the definition of “Collections”) within two (2) Business Days of receipt thereof.

Section 5.03 Application of Collections. All payments by or on behalf of an Obligor during each Collection Period with respect to each Receivable shall be allocated to interest, fees, principal and other amounts in accordance with the Simple Interest Method as supplemented by the Servicer’s customary procedures.

Section 5.04 Distributions; Payment Notification. (a) Prior to any acceleration of the Notes pursuant to Section 5.02 of the Indenture, on each Payment Date, the Indenture Trustee (based solely on information contained in, and as directed by, the related Servicer’s Monthly Certificate) shall make the following deposits and distributions, to the extent of Available Funds and the Reserve Account Draw Amount on deposit in the Collection Account for such Payment Date (in that order), in the following order of priority:

(i) first, to the Servicer, the Servicing Fee, and to the Backup Servicer, the Backup Servicing Fee, in each case for the related Collection Period and all accrued and unpaid Servicing Fees and Backup Servicing Fees with respect to prior Collection Periods;

(ii) second, pro rata, to the Class A-1 Noteholders, the Accrued Class A-1 Note Interest for the related Interest Period; to the Class A-2 Noteholders, the Accrued Class A-2 Note Interest for the related Interest Period; to the Class A-3 Noteholders, the Accrued Class A-3 Note Interest for the related Interest Period; and to the Class A-4 Noteholders, the Accrued Class A-4 Note Interest for the related Interest Period;

(iii) third, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 5.04(b), the First Allocation of Principal, if any;

(iv) fourth, to the Class B Noteholders, the Accrued Class B Note Interest for the related Interest Period;

(v) fifth, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 5.04(b), the Second Allocation of Principal, if any;

(vi) sixth, to the Class C Noteholders, the Accrued Class C Note Interest for the related Interest Period;

(vii) seventh, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 5.04(b), the Third Allocation of Principal, if any;

(viii) eighth, to the Reserve Account, any additional amounts required to increase the amount in the Reserve Account up to the Specified Reserve Account Balance;

(ix) ninth, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 5.04(b), the Regular Principal Distribution Amount, if any;

(x) tenth, to the Owner Trustee, the Indenture Trustee and the Administrator accrued and unpaid fees, reasonable expenses and indemnification amounts due and owing under this Agreement, the Trust Agreement, the Administration Agreement and the Indenture, as applicable, which have not been previously paid; and

(xi) eleventh, to the Certificate Distribution Account, any funds remaining for distribution to the Certificateholders.

Notwithstanding any other provision of this Section 5.04, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.04(b) of the Indenture.

(b) Prior to the acceleration of the Notes pursuant to Section 5.02 of the Indenture, on each Payment Date and the Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Principal Distribution Account to Noteholders in respect of principal of the Notes to the extent of the funds therein in the following order of priority:

(i) first, to the Holders of the Class A-1 Notes, until the Class A-1 Notes are Paid In Full;

(ii) second, to the Holders of the Class A-2 Notes, until the Class A-2 Notes are Paid In Full;

(iii) third, to the Holders of the Class A-3 Notes, until the Class A-3 Notes are Paid In Full;

(iv) fourth, to the Holders of the Class A-4 Notes, until the Class A-4 Notes are Paid In Full;

(v) fifth, to the Holders of the Class B Notes, until the Class B Notes are Paid In Full; and

(vi) sixth, to the Holders of the Class C Notes, until the Class C Notes are Paid In Full.

Section 5.05 Additional Deposits and Payments.

(a) On each Payment Date, the Servicer and the Seller will deposit into the Collection Account the aggregate Repurchase Price with respect to Receivables purchased by the Servicer pursuant to Section 4.07 or the Seller pursuant to Section 3.03 (or pursuant to Section 3.3 of the Receivables Purchase Agreement), respectively, and the Servicer will deposit into the Collection Account all amounts, if any, to be paid under Section 9.01 in connection with the Optional Purchase. All such deposits with respect to a Payment Date will be made, in immediately available funds by 11:00 a.m. (New York City time) on such Payment Date.

(b) If the sum of the amounts required to be distributed pursuant to subsections (i) through (vii) of Section 5.04(a) above exceeds Collections received by the Servicer during such Collection Period and the aggregate Repurchase Price deposited in the Collection Account with respect to each Receivable that will be purchased by the Depositor or Servicer on or before that Payment Date, the Indenture Trustee will withdraw from the Reserve Account and deposit in the Collection Account for distribution in accordance with the priority of payments an amount equal to the lesser of the Reserve Account Excess Amount, if any, and the Reserve Account Draw Amount, if any (if such amount is set forth in the applicable Servicer’s Monthly Certificate) and deposit such amount in the Collection Account.

(c) On the Closing Date the Seller will deposit (or cause to be deposited) into the Reserve Account an amount equal to the Initial Reserve Account Deposit Amount.

The Indenture Trustee shall receive written instructions from the Servicer (which will be in the form of the Servicer’s Monthly Certificate) directing the Indenture Trustee to make the foregoing deposits and payments

Section 5.06 Statements to Noteholders and the Indenture Trustee. On or before each Determination Date, the Servicer shall deliver to the Indenture Trustee and each Paying Agent, with a copy to each Rating Agency, and the Indenture Trustee (upon receiving notice from the Issuer that the statement has been posted on the Rule 17g-5 Website), shall make available on its website (as described below) a copy to the Issuer and to each Noteholder as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (to the extent applicable):

(a) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(b) the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance and the Class C Note Balance, in each case after giving effect to payments on such Payment Date;

(c) (i) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (ii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iii) the

Specified Reserve Account Balance and the balance on deposit in the Reserve Account, after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (iv) the change in such balance from the immediately preceding Payment Date;

(d) the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Regular Principal Distribution Amount;

(e) the Pool Balance as of the close of business on the last day of the preceding Collection Period and the Note Factor for each Class of Notes, after giving effect to all payments of principal on such Payment Date;

(f) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees;

(g) the amount of the Backup Servicing Fee to be paid to the Backup Servicer with respect to the related Collection Period and the amount of any unpaid Backup Servicing Fees;

(h) the amount of the Class A-1 Noteholders’ Interest Carryover Shortfall, the Class A-2 Noteholders’ Interest Carryover Shortfall, the Class A-3 Noteholders’ Interest Carryover Shortfall, the Class A-4 Noteholders’ Interest Carryover Shortfall, the Class B Noteholders’ Interest Carryover Shortfall and the Class C Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(i) the aggregate Repurchase Price with respect to repurchased Receivables paid by (i) the Servicer and (ii) the Seller with respect to the related Collection Period;

(j) the amount of Collections for the related Collection Period;

(k) the number of, and aggregate amount of payments due on, the related Receivables which are delinquent as of the end of the related Collection Period;

(l) the aggregate amount of proceeds received by the Servicer, net of reimbursable out-of-pocket expenses, in respect of a Receivable which is a Liquidated Receivable;

(m) the amount remaining of any overcollateralization; and

(n) the number and aggregate Principal Balance of Receivables for which the related Financed Vehicle has been repossessed.

Each amount set forth pursuant to paragraph (a) or (h) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the Initial Note Balance of the Notes (or Class thereof).

The Indenture Trustee will make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 5.06 and

Section 7.04(b) of the Indenture. Any information that is disseminated in accordance with the provisions of this Section 5.06 shall not be required to be disseminated in any other form or manner. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at https://tss.sfs.db.com/investpublic or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Servicer, the Issuer or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Monthly Certificate or delivered pursuant to this Section 5.06 by the Servicer to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Servicer’s Monthly Certificate and the information delivered pursuant to this Section 5.06.

Section 5.07 Advances by the Servicer.

(a) Subject to the Servicer determining, in its good faith judgment, that an Advance would not represent a Nonrecoverable Advance, by the close of business on the Business Day preceding each Payment Date, the Servicer shall make an Advance, out of its own funds or from amounts held for future distributions, by deposit into the Collection Account, in an amount equal to the aggregate of all scheduled payments of interest on the Receivables which were due during the immediately preceding Collection Period that remained unpaid at the end of such Collection Period or were not otherwise due during such Collection Period because the payment was deferred by the Servicer.

(b) On each Payment Date, the Servicer shall reimburse itself from amounts received in respect of late scheduled payments of interest for the Outstanding Amount Advanced to the extent of actual collections of late scheduled payments of interest under the related Receivables.

(c) If the Servicer determines that any Advance made pursuant to this Section 5.07 has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced with respect to each Advance, then the Servicer shall reimburse itself out of funds in the Collection Account for the amount of such Nonrecoverable Advance together with interest thereon, but only to the extent of such Outstanding Amount Advanced.

ARTICLE VI

THE DEPOSITOR

Section 6.01 Representations and Warranties of the Depositor. The Depositor makes the following representations to the Issuer, the Servicer, the Indenture Trustee and the

Seller, as of the execution and delivery of this Agreement and as of the Closing Date. The Issuer relies on such representations in accepting the Depositor Conveyed Assets. Such representations and warranties shall survive the sale, transfer and assignment of the Depositor Conveyed Assets being sold by the Depositor to the Issuer and the pledge thereof to the Indenture Trustee in accordance with the terms of the Indenture.

(a) Organization and Good Standing. The Depositor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority under its amended and restated limited liability company agreement and under the Delaware Limited Liability Company Act to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would adversely affect the Depositor’s ability to transfer the Depositor Conveyed Assets being conveyed by it to the Issuer pursuant to this Agreement or the validity or enforceability of the Receivables.

(c) Power and Authority. The Depositor has the power and authority under its limited liability company agreement and under the Delaware Limited Liability Company Act to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor shall have duly authorized such sale and assignment to the Issuer by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary limited liability company action.

(d) Binding Obligation. This Agreement effects a valid sale, transfer, assignment and conveyance to the Issuer of the Receivables and the other Collateral, enforceable against all creditors of and purchasers from the Depositor. This Agreement and the other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and relating to general principles of equity (whether applied in a proceeding at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time or both) a default under, the amended and restated limited liability company agreement of the Depositor or any indenture, agreement, mortgage, deed of trust or other instrument or agreement to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or agreement other than this Agreement and the other Basic Documents; or violate any law, order, rule or regulation applicable to the Depositor of any Governmental Authority having jurisdiction over the Depositor.

(f) No Proceedings. There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened, against the Depositor before any Governmental Authority having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Basic Document; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (iii) that could adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document; or (iv) seeking to adversely affect the federal income tax attributes of the Issuer or the Notes.

(g) No Consents. The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

Section 6.02 Entities’ Existence. During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm’s-length basis. The Depositor shall not merge or consolidate with any other entity or otherwise amend its organizational documents except in accordance with the provisions of its organizational documents.

Section 6.03 Limitation on Liability of Depositor and Others. The Depositor and any director, officer, employee or agent thereof may reasonably rely in good faith on the advice of counselor on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

Section 6.04 Depositor May Own Notes. The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller, the Depositor or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

ARTICLE VII

THE SERVICER AND BACKUP SERVICER

Section 7.01 Representations and Warranties of Servicer. The Servicer makes the following representations and warranties upon which the Issuer is deemed to have relied in acquiring the Depositor Conveyed Assets. Such representations are made as of the date of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the transfer of the Depositor Conveyed Assets to the Issuer and the pledge thereof to the Indenture Trustee in accordance with the terms of the Indenture.

(a) Organization and Good Standing. It is a California corporation authorized to transact a banking business duly incorporated and validly existing under the laws of California and continues to hold a valid certificate to do business as such. It is duly authorized to own its properties and transact its business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect. It has, and at all relevant times had, the power, authority and legal right to acquire, own, and service the Receivables.

(b) Securitization Structure. It is the holder of 100% of the equity and voting interest in the Depositor.

(c) Licenses and Approvals. It has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so could reasonably be expected to materially and adversely affect its ability to acquire, own and service the Receivables.

(d) Power and Authority. It has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by it by all necessary action.

(e) Binding Obligation. This Agreement and the other Basic Documents to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether applied in a proceeding in equity or at law.

(f) No Violation. It is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument to which it is a party except where such default could not reasonably be expected to have a material adverse effect on the Noteholders. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles of incorporation or bylaws or any indenture, agreement, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or agreement, other than this Agreement and the other Basic Documents, or violate any law, order, rule or regulation applicable to it of any Governmental Authority having jurisdiction over it or any of its properties.

(g) No Proceedings. There are no proceedings or investigations pending, or to its knowledge threatened, against it before any Governmental Authority having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents; (iii) that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents; or (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes.

(h) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

Section 7.02 Representations and Warranties of the Backup Servicer. The Backup Servicer makes the following representations and warranties upon which the Issuer is deemed to have relied in acquiring the Depositor Conveyed Assets. Such representations are made as of the date of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the transfer of the Depositor Conveyed Assets to the Issuer and the pledge thereof to the Indenture Trustee in accordance with the terms of the Indenture.

(a) Organization and Good Standing. It is a Texas corporation duly incorporated and validly existing under the laws of Texas and continues to hold a valid certificate to do business as such. It is duly authorized to own its properties and transact its business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect. It has at all relevant times the power, authority and legal right to service the Receivables.

(b) Licenses and Approvals. It has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so could reasonably be expected to materially and adversely affect its ability to service the Receivables.

(c) Power and Authority. It has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by it by all necessary action.

(d) Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether applied in a proceeding in equity or at law.

(e) No Violation. It is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument to which it is a party except where such default could not reasonably be expected to have a material adverse effect on the Noteholders. The consummation of the transactions contemplated by this Agreement and the fulfillment of its terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles of incorporation or bylaws or any indenture, agreement, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or agreement (other than this Agreement, if applicable), or violate any law, order, rule or regulation applicable to it of any Governmental Authority having jurisdiction over it or any of its properties.

(f) Proceedings. There are no proceedings or investigations pending, or to its knowledge threatened, against it before any Governmental Authority having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents; (iii) that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement; or (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes.

(g) No Consents. The Backup Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement that has not already been obtained.

Section 7.03 Indemnities of Servicer.

(a) The Servicer and the Backup Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the Backup Servicer, respectively, and the representations made by the Servicer and the Backup Servicer under this Agreement and, in the case of the Servicer, the other Basic Documents.

(b) The Servicer shall indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer and any of the officers, directors, employees and agents of each such Person from and against any and all costs (including reasonable legal fees and expenses), expenses, losses, damages, claims and liabilities (including servicing, underwriting or realization issues (including with respect to violations of consumer protection laws)) arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle, excluding any losses incurred solely in connection with the sale of any repossessed Financed Vehicles in a commercially reasonable manner and in compliance with the terms of this Agreement.

(c) The Servicer shall indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer and any of the officers, directors, employees and agents of each such Person, from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including (i) any federal, state or other income taxes, (ii) any general corporation or franchise taxes, or (iii) any taxes asserted with respect to the transfer of the Collateral to the Issuer or the issuance and original sale of the Notes), and any costs and expenses in defending against the same (including reasonable legal fees and expenses). For the avoidance of doubt, the Servicer will not indemnify any Person for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of any Obligor and for which reimbursement would constitute recourse for uncollectible Receivables.

(d) The Servicer shall indemnify the Indenture Trustee and the Owner Trustee, the Backup Servicer and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury (including reasonable legal fees and expenses) directly or indirectly related to, arising out of or incurred in connection with (i) in the case of the Indenture Trustee, the Indenture Trustee’s performance of its duties under the Indenture, (ii) in the case of the Owner Trustee, the Owner Trustee’s performance of its duties under the Trust Agreement, (iii) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties contained in the Basic Documents, or (iv) in the case of the Backup Servicer, the Backup Servicer’s performance of its duties under this Agreement, except in each case to the extent that such loss, liability, expense, damage or injury suffered: (A) is due to the willful misconduct, bad faith or negligence of the Person seeking to be indemnified; (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations or warranties under the Indenture; (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth under the Trust Agreement; (D) to the extent otherwise payable to the Backup Servicer, arises from the Backup Servicer’s breach of any of its representations or warranties set forth under this Agreement; or (E) shall arise out of or be incurred as a result of the negligence or willful misconduct of the Backup Servicer in connection with its performance of the duties of successor Servicer hereunder should the Indenture Trustee assume such duties.

(e) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer and their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities (including reasonable legal fees and expenses) to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person (i) through any breach of the Servicer’s obligations hereunder and under the other Basic Documents, (ii) the negligence, willful misfeasance or bad faith of the Servicer (except errors in judgment) in the performance of its duties under this Agreement, (iii) by reason of breach of its representations, warranties, obligations or duties under this Agreement, or (iv) for any violation of law by the Servicer.

(f) Indemnification under this Section 7.03 shall survive the resignation or removal of the Servicer or the termination of this Agreement with respect to acts of the Servicer prior thereto, and shall include without limitation reasonable fees and expenses of counsel and reasonable expenses of litigation. For purposes of this Section 7.03, in the event of the termination of the rights and obligations of CRB (or any successor thereto pursuant to Section 7.04) as Servicer pursuant to Section 8.01(a), or the resignation by such Servicer pursuant to Section 7.07, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Backup Servicer or the Indenture Trustee) pursuant to Section 8.03 and in the case of the Backup Servicer or the Indenture Trustee becoming successor Servicer, CRB shall continue to be deemed the Servicer for purposes of the indemnities in this Section 7.03. If the Servicer shall have made any indemnity payments pursuant to this Section 7.03 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

(g) Indemnification under this Section 7.03 shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee, the Backup Servicer or the termination of this Agreement.

Section 7.04 Merger or Consolidation of, or Assumption of the Obligations of, Servicer or Backup Servicer. Any Person (i) into which the Servicer or the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer or the Backup Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or the Backup Servicer or (iv) succeeding to the business of the Servicer or the Backup Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer or the Backup Servicer, as applicable, under this Agreement and any other Basic Document to which such entity is a party, shall be the successor to the Servicer or the Backup Servicer, respectively, under this Agreement or any such Basic Document without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer or the Backup Servicer, as applicable, shall provide notice of any merger, consolidation or succession pursuant to this Section 7.04 to the Owner Trustee, the Indenture Trustee and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person where it shall not be the survivor thereof or permit any other Person to become a successor to its automobile finance or leasing business unless (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an officer’s certificate from a Responsible Officer and an Opinion of Counsel stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.04 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the assets of the Issuer and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest, (iv) such other Person is an Eligible Servicer and (v) such other Person shall have validly assumed the obligations of the Servicer under the Basic Documents.

Section 7.05 Limitation on Liability of Servicer, Backup Servicer and Others.

(a) Neither the Servicer nor any of its respective directors, officers, employees or agents shall be under any liability to the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, or the Noteholders, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer against any liability by reason of willful misfeasance, bad faith or negligence in the performance of its duties nor otherwise alter the indemnification obligations under Section 7.03 hereof. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or the Backup Servicer may conclusively rely in good faith on the written advice of counselor on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any other Basic Document.

(b) Should the Indenture Trustee at any time agree to become successor Servicer hereunder, the parties expressly acknowledge and consent to the Indenture Trustee’s simultaneously acting in the capacity of successor Servicer and Indenture Trustee. The Indenture Trustee may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by the Indenture Trustee of express duties set forth in this Agreement in any of such capacities.

(c) CSC undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of CSC hereunder. Without limiting the generality of the foregoing, CSC, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. CSC may act through its agents, nominees, attorneys and custodians in performing any of its duties and obligations under this Agreement but any such appointment shall not release CSC from its obligations and responsibilities hereunder.

Notwithstanding anything contained herein to the contrary, in no event shall CSC be liable for any consequential, incidental or special damages, including, but not limited to damages for loss of currency, funds, data, profits or goodwill. CSC’s maximum liability for any breach of this Agreement by it in its capacity as Backup Servicer shall not exceed the fees actually paid to CSC hereunder for the services as Backup Servicer for the 12 month period immediately preceding such breach, provided, however, that the limitations set forth in this Section 7.05 shall not apply to or in any way limit CSC’s liability arising from the willful misconduct or gross negligence of CSC. It is expressly agreed and acknowledged that CSC is not guaranteeing or insuring the performance of or assuming any liability for the obligations of the other parties hereto or any of the Receivables.

CSC makes no warranty or representation and shall have no responsibility as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Receivables, will not be required to and will not make any representations as to the validity or value of any of the Receivables, shall not be responsible for the eligibility of any Receivable, or, except as is otherwise provided hereunder in the event CSC is then acting as successor Servicer, for the validity, perfection, priority or enforceability of the liens in any of the Receivables, for insuring the Receivables or for the payment of taxes, charges, assessments or Liens upon the Receivables or otherwise as to the maintenance of the Receivables.

Section 7.06 Appointment of Subservicer.

(a) Subject to clause (b) below, the Servicer may at any time reasonably appoint a subservicer in good faith to perform all or any portion of its obligations as Servicer hereunder.

(b) The appointment of a subservicer pursuant to clause (a) above is subject to the condition that the Servicer remains obligated and liable to the Owner Trustee, the Indenture Trustee and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Conveyed Assets.

(c) The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of the Owner Trustee, the Backup Servicer, the Indenture Trustee, the Issuer or the Noteholders shall have any responsibility therefor.

(d) Any such subservicing agreement shall provide that a successor to the Servicer may at its discretion, upon becoming successor Servicer, either continue or terminate without fee such arrangement.

Section 7.07 Servicer and Backup Servicer Not to Resign.

(a) Subject to the provisions of Section 7.04, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement, except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under Applicable Law.

(b) Notice of any determination that the performance by the Servicer or the Backup Servicer of its duties contemplated hereunder is no longer permitted under Applicable Law shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer or the Backup Servicer to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. Except as may otherwise be required by Applicable Law, no resignation of the Servicer or the Backup Servicer shall become effective until a successor acceptable to the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class shall have assumed the responsibilities and obligations of such Person in accordance with Section 8.03. If no successor has been appointed within thirty (30) days of resignation or removal, the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class may petition any court of competent jurisdiction for such appointment.

Section 7.08 CRB May Own Notes. CRB and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer, except as expressly provided herein or in any Basic Document.

ARTICLE VIII

DEFAULT

Section 8.01 Servicer Termination Events.

(a) For purposes of this Agreement, the occurrence and continuance of any of the following shall constitute a “Servicer Termination Event”:

(i) failure by the Servicer to deposit into the Collection Account any proceeds or any payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two (2) Business Days;

(ii) any representation or warranty made or deemed made by or on behalf of the Servicer in or in connection with this Agreement, the other Basic Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection herewith or therewith or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of thirty (30) days;

(iii) failure by the Servicer to deliver to the Owner Trustee, the Indenture Trustee, and the Seller the Servicer’s Monthly Certificate by the applicable Determination Date, which failure continues unremedied for a period of five (5) Business Days;

(iv) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) could materially and adversely affect the rights of the Noteholders and (ii) continues unremedied for a period of thirty (30) days after: (A) the date of discovery of such failure by a Responsible Officer of the Servicer; (B) the date on which the Servicer should reasonably have been aware of such failure; or (C) written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee, the Indenture Trustee or the Noteholders holding at least 25% of the Note Balance of the Outstanding Notes of the Controlling Class;

(v) the Servicer shall cease to be an Eligible Servicer;

(vi) an Insolvency Event shall occur with respect to the Servicer;

(vii) the Servicer has assigned or delegated any of its obligations under this Agreement or any Basic Document other than in accordance with the terms herein and/or therein, as applicable; or

(viii) the Servicer has failed to obtain or maintain all licenses and approvals necessary for the conduct of its business in the jurisdictions where the failure to do so could reasonably be expected to have a material adverse effect on the Issuer or the Noteholders.

Section 8.02 Consequences of a Servicer Termination Event.

(a) Following a Servicer Termination Event the Indenture Trustee may, or, at the written direction of Noteholders holding a majority of the Note Balance of the Outstanding Notes of the Controlling Class, shall, terminate all of the rights and obligations of the Servicer under this Agreement by notice in writing to the Servicer, each Rating Agency and the Noteholders. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of, either the Backup Servicer (if the Backup Servicer becomes the successor Servicer pursuant to Section 8.03) or the successor Servicer appointed pursuant to Section 8.03; provided, however, that such successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that such successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. As soon as practicable after the declaration of a Servicer Termination Event, the Indenture Trustee shall notify the Backup Servicer thereof and in any event shall notify the Backup Servicer of any notice by the Indenture Trustee to, or direction to the Indenture Trustee from, Noteholders regarding a Servicer Termination Event.

(b) The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables, and related documents to show the Indenture Trustee (or the Issuer if the Notes have been Paid In Full) as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer and with the Indenture Trustee in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including (i) the transfer to the successor Servicer for administration by it of all money and property held by the terminated Servicer with respect to the Receivables and other records relating to the Receivables, including any portion of any Receivable File, held by the terminated Servicer and a reasonably current computer tape or other electronic storage device containing in readable form all information necessary to enable the successor Servicer to service the Receivables, (ii) the prompt transfer of any remaining amounts relating to Receivables in the possession of the Servicer to the Indenture Trustee, (iii) the notification of existing Obligors of the new address for payment, and (iv) the prompt remittance of any future amounts received by the Servicer with respect to Receivables to the successor. The terminated Servicer shall also provide the successor Servicer access to personnel and computer records of such terminated Person in order to facilitate the orderly and efficient transfer of servicing duties.

Section 8.03 Appointment of Successor Servicer.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.02 or upon the resignation of the Servicer pursuant to Section 7.07, the Backup Servicer (or under the circumstances provided in Section 8.03(b), a successor Servicer other than the Backup Servicer, upon acceptance of appointment as Servicer in case of such a successor Servicer other than the Backup Servicer), the Backup Servicer or other successor Servicer, as the case may be, shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating to the Servicer except as otherwise stated herein. Each party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If such a successor is acting as Servicer, it shall be subject to termination under Section 8.01(a) upon the occurrence of any Servicer Termination Event after its appointment as successor Servicer.

(b) If (i) the Controlling Class does not desire that the Backup Servicer or the appointed successor Servicer act as Servicer or (ii) the Backup Servicer or the appointed successor Servicer is legally unable to act, or, in the case of a successor other than the Backup Servicer, shall choose not to act as Servicer, Noteholders holding a majority of the Note Balance of the Outstanding Notes of the Controlling Class may exercise at any time the right to direct the appointment of any Eligible Servicer as the successor to the Servicer, and shall have no liability to the Owner Trustee, the Indenture Trustee, the Servicer, the Depositor, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Controlling Class does not act, the Servicer, the Indenture Trustee, the Owner Trustee or Noteholders evidencing at least 25% of the Note Balance of the Outstanding Notes may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer, provided that for purposes of computing the foregoing percentage, any Notes held by CRB or any of its Affiliates shall be disregarded. Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. The Indenture Trustee shall withdraw from the Collection Account and remit to the successor Servicer or such other party entitled thereto all reasonably incurred Servicer transition costs.

(c) Upon appointment, the successor Servicer shall be the successor in all respects to its predecessor and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on its predecessor, and shall be entitled to the Servicing Fee as and to the extent provided for in this Agreement and all the rights granted to the predecessor in such capacity by the terms and provisions of this Agreement and any other applicable Basic Document.

Section 8.04 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and each Rating Agency.

Section 8.05 Waiver of Past Defaults. The Noteholders holding a majority of the Note Balance of the Outstanding Notes of the Controlling Class may, on behalf of all Noteholders, waive in writing any default by the Servicer. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX

TERMINATION

Section 9.01 Optional Purchase of All Conveyed Assets.

(a) The Servicer shall have the right at its option (the “Optional Purchase”) to purchase the trust estate (other than the Reserve Account) from the Issuer on any Payment Date upon satisfaction of either of the following conditions:

(i) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Cutoff Date Pool Balance; the purchase price for the trust estate (other than the Reserve Account) (the “Optional Purchase Price”) shall equal the Pool Balance as of the last day of the related Collection Period plus interest accrued but unpaid through the last day of such Collection Period, and, together with the fees, expenses and indemnities owed by the Issuer to the Trustees, the Servicer and subservicer(s), if any, shall be deposited by the Servicer into the Collection Account on the Redemption Date; or

(ii) the sum of the amounts in the Reserve Account and the Available Funds, after the payments under clauses first through seventh and tenth of Section 5.04(a), are sufficient to pay in full the aggregate Note Balance and all accrued and unpaid fees and other expenses due to the Owner Trustee, the Indenture Trustee and the Administrator under the Basic Documents; on such Payment Date, the Indenture Trustee, upon written direction from the Servicer, shall transfer all amounts on deposit in the Reserve Account to the Collection Account and the Notes shall be redeemed in whole, but not in part.

If the Servicer exercises the Optional Purchase, the Notes shall be redeemed in whole but not in part on the related Payment Date for the Redemption Price. The obligations of the Servicer under this Agreement, except pursuant to Article VII, shall terminate upon the purchase of the Receivables by the Servicer under this Section 9.01(a).

(b) Following the satisfaction and discharge of the Indenture and where principal of and interest on the Notes have been Paid In Full, the Owner Trustee will succeed to the rights of the Indenture Trustee pursuant to this Agreement. Notwithstanding the satisfaction and discharge of the Indenture and the Paid In Full of the Notes, the Servicer shall continue to perform its obligations under this Agreement until the earlier of (a) exercise by the Servicer of its Optional Purchase right under Section 9.01(a) of this Agreement, or (b) repayment in full or liquidation of the last of the Receivables.

Section 9.02 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate upon the earliest to occur of (i) the maturity or liquidation of the latest maturing Receivable and the disposition of any amounts received thereon in accordance with Section 5.04, (ii) the payment to the Holders of the Notes and the Certificates of all amounts required to be paid to them under the Basic Documents and (iii) the exercise by the Servicer of its rights under Section 9.01(a), the deposit into the Collection Account by the Servicer of the amount required to be deposited therein in accordance with Section 9.01(a) and the application of such amounts in accordance with Section 5.04.

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendment.

(a) It shall be a condition to the execution and delivery of any amendment to be entered into under this Section 10.01 that the Rating Agency Condition be satisfied with respect to such amendment. In no event may this Agreement be amended in any way that would (i) materially and adversely affect the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement, the other Basic Documents or otherwise without the prior written consent of such Person; or (ii) significantly change the permitted activities or powers of the Issuer even if such amendment would not have an adverse effect on the Holders of the Notes, without the consent of the Holders of at least a majority of the Note Balance of the Outstanding Notes

(b) This Agreement may be amended from time to time by the parties hereto with the consent of Noteholders holding a majority of the Note Balance of the Outstanding Notes of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that this Agreement may be amended without the consent of the Noteholders to cure any ambiguity, to correct or supplement any provision hereof that may be defective or inconsistent with any other provision of this Agreement, to add or supplement any credit enhancement arrangement or to add any covenants, restrictions or obligations of the parties to this Agreement, or to make other changes that, pursuant to an Opinion of Counsel, do not have a material and adverse effect on the interests of the Noteholders nor increase or reduce in any manner the amount of, or accelerate or delay the timing of collections on the Receivables or payments that are to be made hereunder for the benefit of the Noteholders.

(c) Promptly after the execution of any amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Noteholder, the Indenture Trustee and each Rating Agency.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee, on behalf of the Issuer, and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(e) No amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections on payments on the Receivables or payments that are required to be made for the benefit of the Noteholders without the consent of each Noteholder.

Section 10.02 Protection of Title to Trust.

(a) CRB, as initial Servicer, shall execute and file such financing statements and cause to be executed and filed such continuation statements, or take such other actions all in such a manner and in such places as may be required by law or as shall be necessary to fully preserve, maintain and protect the interest of the Issuer and the Indenture Trustee in the Collateral and the proceeds thereof. The Issuer hereby authorizes the filing of financing statements describing as the collateral covered thereby “all assets of the debtor, including all personal property of the debtor” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Conveyed Assets described in this Agreement. All financing statements filed or to be filed against in connection with this Agreement describing the Collateral shall contain a statement to the following effect: “A purchase of, or grant of a security interest in, any of the collateral covered by this financing statement will violate the rights of the secured party.” The Servicer shall deliver or cause to be delivered to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

(b) Neither the Depositor, Seller, nor the Servicer shall change its name, identity or limited liability company or corporate structure, as applicable, in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading under Section 9-506 or 9-507 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least forty-five (45) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c) Each of the Depositor, the Issuer and CRB shall have an obligation to give the Owner Trustee and the Indenture Trustee at least thirty (30) Business Days’ prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States (other than the State of Louisiana).

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of each such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on or with respect to each such Receivable and the amounts from time to time deposited in the Collection Account in respect of each such Receivable.

(e) Each of the Servicer and the Depositor shall maintain its computer systems so that, from and after the time of sale of the Receivables under this Agreement, its master computer records (including any backup archives) that refer to a Receivable shall be coded to reflect that such Receivable is part of the portfolio of Receivables that is the subject of this Agreement and is held by the Indenture Trustee for California Republic Auto Receivables Trust 2014-1. Indication of such inclusion of a Receivable in the portfolio shall be deleted from or modified on its computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or reallocated, as the case may be.

(f) If at any time the Depositor or CRB shall propose to sell, grant a security interest in or otherwise transfer any interest in any motor vehicle retail installment sale contract or installment loan to any prospective purchaser, lender or other transferee, and provides such prospective purchaser, lender or other transferee, if any, any computer tapes, records or printouts (including any restored from backup archives) that refer in any manner whatsoever to any Receivable, such computer tapes, records or printouts (including any restored from backup archives) shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

(g) The Servicer shall permit the Indenture Trustee, the Owner Trustee and their agents and accountants upon reasonable notice and in a reasonable manner at any time during normal business hours, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h) Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within five (5) Business Days, a list of all Receivables (by Contract number and name of Obligor) then held as part of the Issuer, together with a reconciliation of such list to the Schedule of Receivables furnished prior to such request indicating removal of Conveyed Assets from the Trust.

Section 10.03 Notices. All demands, notices, communications and instructions upon or to the Depositor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or any Rating Agency under this Agreement shall be in writing, personally delivered, faxed and followed by first class mail, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt:

(a) in the case of the Depositor, to:

California Republic Funding, LLC

18400 Von Karman, Suite 1100

Irvine, California 92612

Attention: General Counsel

Facsimile No. (949) 270-9799

with a copy to

California Republic Bank

18400 Von Karman, Suite 1100

Irvine, California 92612

Attention: General Counsel

Facsimile No. (949) 270-9799

(b) in the case of the Servicer, the Administrator and Custodian, to:

California Republic Bank

18400 Von Karman, Suite 1100

Irvine, California 92612

Attention: General Counsel

Facsimile No. (614) 480-5404;

(c) in the case of Indenture Trustee, to the applicable Corporate Trust Office;

(d) in the case of the Issuer or the Owner Trustee, to:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile No. (302) 651-8882;

(e) in the case of the Backup Servicer, to:

CSC Logic, Inc.

8616 Freeport Parkway, Suite 2B

Irving, Texas 75063

Attention: Legal

(f) in the case of DBRS, to:

DBRS, Inc.

140 Broadway

New York, New York 10005

Fax number: (212) 806-3201

abs_surveillance@dbrs.com; and

(f) in the case of Standard & Poor’s, to:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Attention: Asset Backed Surveillance Department

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.04 Assignment by the Depositor or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in Section 7.04 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Indenture Trustee, the Owner Trustee and Holders of Notes evidencing at least 66 2/3% of the Note Balance of the Controlling Class.

Section 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Depositor, the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders and their successor and assigns, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts including by facsimile or other electronic transmission each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

Section 10.08 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement unless stated otherwise.

Section 10.09 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.10 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by Applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 10.11 No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute either party the agent of the other. No party shall hold itself out contrary to the terms of this Section nor become liable by any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

Section 10.12 Confidential Information. The Issuer agrees that it will neither use nor disclose to any Person names and addresses of the Obligors or any other personally identifiable information of an Obligor, except in connection with the enforcement of the Issuer’s rights hereunder, under the Receivables, under the Receivables Purchase Agreement, or any other Basic Document, or as required by any of the foregoing or by law.

Section 10.13 Assignment by the Issuer. The Seller and the Depositor each hereby acknowledges, agrees and consents to any transfer (including any assignment, mortgage, pledge and grant of a security interest by the Issuer) to the Indenture Trustee and the Noteholders in accordance with the terms of the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Collateral or the assignment of any or all of the Issuer’s rights and obligations hereunder and the other Basic Documents to the Indenture Trustee and hereby agree that the Indenture Trustee may enforce the rights of the Issuer as if it were a party hereto.

Section 10.14 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date that is one year and one day after the Notes have been Paid In Full, acquiesce, petition or otherwise invoke or cause the Issuer, the Seller, or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer, the Seller, or the Depositor under any federal or State bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer, the Seller, or the Depositor or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer, or the Seller, or the Depositor.

Section 10.15 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust, National Association not in its

individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee, and in no event shall Deutsche Bank Trust Company Americas have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein.

(c) The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act Deutsche Bank Trust Company Americas and CRB, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide Deutsche Bank Trust Company Americas and CRB, as the case may be, with such information as either may request in order for Deutsche Bank Trust Company Americas and CRB to satisfy the requirements of the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CALIFORNIA REPUBLIC FUNDING, LLC

By:
Name:
Title:

CALIFORNIA REPUBLIC BANK

By:
Name:
Title:

[Signature Page to the Sale and Servicing Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Sale and Servicing Agreement]

CALIFORNIA REPUBLIC AUTO RECEIVABLES 2014-1

By: WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

[Signature Page to the Sale and Servicing Agreement]

CSC LOGIC, INC.,
as Backup Servicer

By:
Name:
Title:

[Signature Page to the Sale and Servicing Agreement]

EXHIBIT A

LOCATION OF RECEIVABLE FILES

California Republic Bank

18400 Von Karman, Suite 1100

Irvine, California 92612

(Exhibit A)

EXHIBIT B-1

FORM OF SERVICER’S MONTHLY CERTIFICATE

PURSUANT TO SECTION 4.09 OF THE SALE AND SERVICING AGREEMENT

[Determination Date]

This Servicer’s Monthly Certificate is delivered in connection with the sale by California Republic Bank, a California corporation licensed authorized to transact a banking business (the “Company”) to California Republic Auto Receivables Trust 2014-1 (the “Issuer”) of the Depositor Conveyed Assets pursuant to a sale and servicing agreement dated as of March 1, 2014 (the “Sale and Servicing Agreement”) by and among the Issuer, the Company, CRB, and Deutsche Bank Trust Company Americas as indenture trustee (the “Indenture Trustee”). All capitalized terms used but not defined herein shall have the meaning assigned thereto in the Sale and Servicing Agreement.

The undersigned, a Responsible Officer of the Company, hereby certifies that:

(i) No Event of Default, Servicer Termination Event has occurred and is continuing; and

(ii) The information contained in Annex A and Annex B, attached hereto, is complete and accurate and among other things, contains all information necessary to make the payments to be made on this Payment Date pursuant to Section 5.04 of the Sale and Servicing Agreement for this Collection Period.

IN WITNESS WHEREOF, the undersigned, in my capacity as a Responsible Officer of the Company as specified below, has caused this certificate to be executed as of the date first above written.

Name:
Title:

(Exhibit B-1)

Annex A

[EXCEL Spread Sheet Attached]

Annex B

[Copies of collateral schedules to be attached]

(Exhibit B-1)

EXHIBIT B-2

FORM OF SERVICER’S ANNUAL CERTIFICATION

PURSUANT TO SECTION 4.10 OF THE SALE AND SERVICING AGREEMENT

[DATE]

This Servicer’s Annual Certification is delivered pursuant to a sale and servicing agreement dated as of March 1, 2014 (the “Sale and Servicing Agreement”) by and among, California Republic Auto Receivables Trust 2014-1, California Republic Funding, LLC, California Republic Bank, as Servicer (in such capacity, the “Servicer”), and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”). All capitalized terms used but not defined herein shall have the meaning assigned thereto in Appendix A to the Sale and Servicing Agreement.

The undersigned, a Responsible Officer of the Servicer, hereby certifies that:

1. A review of the activities of the Servicer and of the performance of their respective obligations under the Sale and Servicing Agreement during the period from [            ], 20[    ] to and including December 31, 20[    ] (the “Review Period”) was conducted under my supervision.

2. Based on my knowledge and such review, except as otherwise disclosed pursuant to paragraph 3 below, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement during the applicable Review Period and there is no significant deficiency known by me with respect to the applicable Review Period which has not been disclosed herein.

3. Based on such review, to my knowledge, the following is a description of each significant deficiency during the Review Period in the performance of the Servicer’s obligations under the provisions of the Sale and Servicing Agreement, which sets forth in detail (i) the nature and status of each such deficiency and (ii) the action taken by the Servicer, if any, to remedy each such deficiency: [List Out]

4. I have reviewed all distribution or servicing reports (the “Reports”) delivered by the Servicer in respect of periods included in the Review Period.

5. Based on my knowledge, the information in these Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the applicable Review Period.

6. Based on my knowledge, the distribution or servicing information required to be provided to the Owner Trustee, Indenture Trustee and each Rating Agency by the Servicer under the Sale and Servicing Agreement for inclusion in these Reports is included in these Reports.

(Exhibit B-2)

7. I am responsible for reviewing the activities performed by the Servicer under the Sale and Servicing Agreement and based upon my knowledge and review, and except as disclosed in this certificate or otherwise in writing, has fulfilled their respective obligations under the Sale and Servicing Agreement.

8. To my knowledge, the Servicer has provided all of the reports and certificates required under the Sale and Servicing Agreement to the parties to which such reports and certificates are required to be provided with respect to the applicable Review Period.

[SIGNATURE APPEARS ON NEXT PAGE]

(Exhibit B-2)

IN WITNESS WHEREOF, the undersigned, in my capacity as specified below, has caused this certificate to be executed as of the date first above written.

Dated:
Name:
Title:

(Exhibit B-2)

EXHIBIT B-3

FORM OF SERVICER’S SARBANES-OXLEY ACT CERTIFICATION

Re:    California Republic Bank Auto Receivables Trust 2014-1

I, [                    ], certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of California Republic Bank Auto Receivables Trust 2014-1 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [            ]

Date: [                    ]

By:
Name:
Title:

(Exhibit B-3)

SCHEDULE A

SCHEDULE OF RECEIVABLES

[On file with the Servicer and the Backup Servicer]

SCHEDULE B

Part I. Form 10-D Disclosure Items

FORM 10-D DISCLOSURE ITEMS
Item on Form 10-D	Responsible Party
Item 1: Distribution and Pool Performance Information
Information included in the Monthly Investor Report	Servicer Administrator
Any information required by 1121 which is NOT included on the Monthly Investor Report	Depositor

Item 2: Legal Proceedings

Any legal Proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any Proceeding known to be contemplated by governmental authorities:

Issuing Entity (Trust Fund)	Depositor
Sponsor (Seller)	Seller (if a party to the Sales and Servicing Agreement) or Depositor
Depositor	Depositor
Indenture Trustee	Indenture Trustee
Administrator	Administrator
Servicer	Servicer
Owner Trustee	Owner Trustee
1110(b) Originator	Depositor
• Any 1108(a)(2) Servicer (other than the Servicer or Administrator)	Depositor
Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Administrator
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Administrator Indenture Trustee

FORM 10-D DISCLOSURE ITEMS (continued)
Item on Form 10-D	Responsible Party
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
Determining applicable disclosure threshold	Depositor
Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
Determining current maximum probable exposure	Depositor
Determining current significance percentage	Depositor
Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Schedule B

Part II. Form 8-K Reportable Events

FORM 8-K REPORTABLE EVENTS
Item on Form 8-K	Responsible Party

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus.

All parties as to themselves

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties as to themselves
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
Sponsor (Seller)	Depositor/Sponsor (Seller)
Depositor	Depositor
Servicer	Servicer
Affiliated Servicer	Servicer
Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
Other material servicers	Servicer
Indenture Trustee	Indenture Trustee
Administrator	Administrator
Significant Obligor	Depositor
Credit Enhancer (10% or more)	Depositor
Derivative Counterparty	Depositor
Owner Trustee	Owner Trustee

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Servicer Administrator

Schedule B

FORM 8-K REPORTABLE EVENTS (continued)
Item on Form 8-K	Responsible Party

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Administrator Indenture Trustee Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Administrator

Requires disclosure of any removal, replacement, substitution or addition of any Servicer, affiliated servicer, and other servicer servicing 10% or more of pool assets at time of report, other material servicers or Indenture Trustee.

A change of both – Depositor A change of Servicer or Administrator - Servicer/Administrator/Depositor/
Reg AB disclosure about any new servicer or Servicer is also required.	Servicer/Depositor
Reg AB disclosure about any new Indenture Trustee is also required.	New Indenture Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

N/A
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Servicer Indenture Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	Depositor
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party, as applicable, for reporting/disclosing the financial statement or exhibit

Schedule B

Part III: Form 10-K Disclosure Items

FORM 10-K DISCLOSURE ITEMS
Item on Form 10-K	Responsible Party
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Depositor
Additional Item: Disclosure per Item 1117 of Reg AB	(i) All parties to the Sale and Servicing Agreement (as to themselves), (ii) the Depositor as to the issuing entity, (iii) the Depositor as to the sponsor, any 1106(b) originator, any 1100(d)(1) party
Additional Item: Disclosure per Item 1119 of Reg AB	(i) All parties to the Sale and Servicing Agreement (as to themselves), (ii) the Depositor as to he sponsor, originator, significant obligor, enhancement or support provider
Additional Item: Disclosure per Item 1112(b) of Reg AB	Depositor/ Servicer
Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	Depositor

Schedule B

Part IV: Servicing Criteria

Reg AB Reference	Servicing Criteria	Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer Backup Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Servicer
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Servicer
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Servicer
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer Indenture Trustee

Schedule B

Reg AB Reference	Servicing Criteria	Responsible Party
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Indenture Trustee
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Servicer
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.	Servicer
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Servicer
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Servicer Indenture Trustee
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Servicer

Schedule B

Reg AB Reference	Servicing Criteria	Responsible Party
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Servicer
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	Servicer
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Servicer
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt and identification, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	Servicer
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Servicer
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

Schedule B

Reg AB Reference	Servicing Criteria	Responsible Party
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

Schedule B

ANNEX A

BACKUP SERVICER DUTIES

Duties of CSC Logic (“CSC”), as Backup Servicer

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2014-1

One-time, Upfront Duties

•	CSC will request an initial extract file specific to CRART 2014-1 from Servicer. CSC’s extract file layout will be provided to Servicer;

•	Information from the initial extract file received from Servicer will be mapped to CSC’s system within sixty (60) days of receipt of the complete file;

•	CSC will compare information from the initial extract file to initial monthly certificate and further determine that the monthly servicer’s report is complete on its face. CSC will a) verify the aggregate outstanding balance of Receivables at the beginning of the related collection period; b) verify the number and principle balance of delinquent and defaulted Receivables at the close of the related collection period; and c) verify the aggregate outstanding balance of Receivables at the close of the related collection period. This verification will compare the information on the monthly servicer’s report to the information produced on CSC’s system from the monthly extract file received from Servicer.

Monthly Duties

•	CSC will store the monthly extract file received from Servicer;

•	CSC will load the information from the monthly extract file to CSC’s system within seven (7) business days of receipt of the complete file;

•	CSC will review the monthly servicer’s report and determine that the monthly servicer’s report is complete on its face. CSC will: a) verify the aggregate outstanding balance of Receivables at the beginning of the related collection period; b) verify the number and principle balance of delinquent and defaulted Receivables at the close of the related collection period; and c) verify the aggregate outstanding balance of Receivables at the close of the related collection period;

•	In the event of any discrepancy on the monthly servicer’s report, CSC will promptly notify Servicer of any discrepancies;

•	Warm backup servicing duties assume a readiness state that would allow CSC to convert and transfer the portfolio as soon as reasonably practical (not immediately) upon the formal request for transfer notice.

Schedule B

EXECUTION

APPENDIX A

USAGE AND DEFINITIONS

USAGE

The following rules of construction and usage are applicable to this Appendix and to any agreement that incorporates this Appendix and any certificate or other document made or delivered pursuant to any such agreement:

(a) All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.

(b) Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under generally accepted accounting principles as in effect in the United States on the date of such agreement, certificate or other document. To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles in the United States, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.

(c) References to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to an agreement that incorporates this Appendix as a whole and not to any particular part, Article or Section within such agreement. References in an agreement to “Article”, “Section”, “Exhibit”, “Schedule”, “subsection” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, subsection or other subdivision of or an attachment to such agreement. The term “or” means “and/or” unless otherwise specified or the context otherwise requires, and the term “including” means “including without limitation”.

(d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(f) References to a Person are also to its permitted successors and assigns.

(g) References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds; and the term “proceeds” has the meaning ascribed to such term in the UCC.

(h) Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(i) In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”.

DEFINITIONS

“1940 Act” means the Investment Company Act of 1940.

“Accrued Class A-1 Note Interest” means, with respect to any Payment Date, the sum of the Class A-1 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-1 Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class A-2 Note Interest” means, with respect to any Payment Date, the sum of the Class A-2 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-2 Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class A-3 Note Interest” means, with respect to any Payment Date, the sum of the Class A-3 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-3 Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class A-4 Note Interest” means, with respect to any Payment Date, the sum of the Class A-4 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-4 Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class C Note Interest” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Accrued Interest for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning specified in Section 11.03(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of March 1, 2014, among the Issuer, CRB, as Administrator, the Owner Trustee and the Indenture Trustee.

“Administrator” means CRB, or any successor Administrator under the Administration Agreement.

“Advance” means any advance that the Servicer is required to make pursuant to Section 5.07 of the Sale and Servicing Agreement.

“Advance Reimbursement Amount” means any amount received or deemed to be received by the Servicer in reimbursement of an Advance.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency Office” means the office of the Issuer maintained pursuant to Section 3.02 of the Indenture.

“Aggregate Note Amount” means the total of the applicable amounts of principal and interest to be paid on each Class of Notes pursuant to Section 12.05 of the Indenture.

“Amount Financed” means, with respect to a Receivable, the original principal amount that the Obligor is required to pay under the related Contract, including repayment of amounts advanced toward the purchase price of the Financed Vehicle and any related costs and other amounts financed under the related Contract, exclusive of any amount advanced during the term of the Contract for the premiums for force-placed physical damage insurance covering the Financed Vehicle, it being understood that the Amount Financed includes amounts allocable to prepaid finance charges due under the related Contract.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the annual contractual rate of interest stated in the related Contract as being payable by the Obligor, it being understood that this is not necessarily the “annual percentage rate” as disclosed in the Contract for such Receivable pursuant to the federal Truth in Lending Act.

“Applicable Law” means all provisions of statutes, rules and regulations, interpretations and orders of any Governmental Authority applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party including applicable federal, State and local laws and regulations thereunder.

“Applicable Payment Date” means the date determined by the Indenture Trustee pursuant to Section 12.05 of the Indenture.

“Authorized Officer” means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any vice president or more senior officer of the Administrator (or any authorized signatory specifically authorized by the board of directors of the Administrator) who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration

Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period (less any amounts withdrawn from the Collection Account by the Servicer in order to reimburse itself for Nonrecoverable Advances), and (ii) the Reserve Account Withdrawal Amount.

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount by which the amounts required to be paid pursuant to clauses first through seventh of Section 5.04(a) of the Sale and Servicing Agreement exceeds the sum of all Collections received by the Servicer during such Collection Period, without taking into account any Reserve Account Draw Amount (less any amounts withdrawn from the Collection Account by the Servicer in order to reimburse itself for Nonrecoverable Advances).

“Backup Servicer” means CSC Logic, Inc., as the backup servicer of the Receivables under the Sale and Servicing Agreement.

“Backup Servicing Fee” means the fee payable to the Backup Servicer which shall be $48,000 per annum, payable in equal monthly installments, plus reasonable expenses.

“Basic Documents” means the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Notes, the Certificates, the Underwriting Agreement, the Receivables Purchase Agreement, the Administration Agreement and all of the other documents and certificates delivered in connection with each such document.

“Benefit Plan” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code, which is subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity or (iv) a governmental, non-U.S. or church plan which is subject to any federal, state or local law that is similar to Section 406 of ERISA or Section 4975 of the Code.

“Benefit Plan Investor” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code, which is subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity.

“Book-Entry Certificates” means Certificates in which ownership and transfers shall be made through book entries by a Depository as described in Section 3.9 of the Trust Agreement.

“Book-Entry Notes” means Notes in which ownership and transfers shall be made through book entries by a Depository as described in Section 2.11 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which national banking institutions or commercial banking institutions in the State of New York or the State of California are authorized or required by law, executive order or governmental decree to be closed or any day on which the Federal Reserve Bank of San Francisco is closed.

“California Military Families Financial Relief Act” means Sections 800 through 812 of the California Military and Veterans Code.

“Certificate” has the meaning set forth in the Trust Agreement.

“Certificateholder” means a Person in whose name a Certificate is registered.

“Certifying Person” means an individual who signs the Sarbanes-Oxley Act Certification.

“Certification Parties” means, collectively, the Certifying Person and the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A Note Balance” means, at any time, the sum of the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance at such time.

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring on April 15, 2015.

“Class A-1 Interest Rate” means 0.25000% per annum (computed on a daily basis, based upon the actual days elapsed in the Interest Period and a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Register.

“Class A-1 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-1 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-1 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A-1 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-1 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-1 Interest Rate for the related Interest Period.

“Class A-1 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes at the Class A-1 Interest Rate on the Class A-1 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class A-1 Noteholders on or prior to such preceding Payment Date.

“Class A-1 Notes” means the Class of Notes designated as “Class A-1 Notes”, issued in accordance with the Indenture.

“Class A-2 Final Scheduled Payment Date” means the Payment Date occurring on January 17, 2017.

“Class A-2 Interest Rate” means 0.62% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2 Note Balance” means, at any time, the Initial Class A-2 Note Balance reduced by all payments of principal made prior to such time on the Class A-2 Notes.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Register.

“Class A-2 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-2 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-2 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A-2 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-2 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-2 Interest Rate for the related Interest Period.

“Class A-2 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-2 Notes at the Class A-2 Interest Rate on the Class A-2 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class A-2 Noteholders on or prior to such preceding Payment Date.

“Class A-2 Notes” means the Class of Notes designated as “Class A-2 Notes”, issued in accordance with the Indenture.

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring on May 15, 2018.

“Class A-3 Interest Rate” means 0.85% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Register.

“Class A-3 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-3 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-3 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A-3 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-3 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-3 Interest Rate for the related Interest Period.

“Class A-3 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-3 Notes at the Class A-3 Interest Rate on the Class A-3 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class A-3 Noteholders on or prior to such preceding Payment Date.

“Class A-3 Notes” means the Class of Notes designated as “Class A-3 Notes”, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring on August 15, 2019.

“Class A-4 Interest Rate” means 1.48% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Register.

“Class A-4 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-4 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-4 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A-4 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-4 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-4 Interest Rate for the related Interest Period.

“Class A-4 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-4 Notes at the Class A-4 Interest Rate on the Class A-4 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class A-4 Noteholders on or prior to such preceding Payment Date.

“Class A-4 Notes” means the Class of Notes designated as “Class A-4 Notes”, issued in accordance with the Indenture.

“Class B Final Scheduled Payment Date” means the Payment Date occurring on December 16, 2019.

“Class B Interest Rate” means 2.30% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date.

“Class B Notes” means the Class of Notes designated as “Class B Notes”, issued in accordance with the Indenture.

“Class C Final Scheduled Payment Date” means the Payment Date occurring on December 15, 2020.

“Class C Interest Rate” means 3.40% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class C Note Balance” means, at any time, the Initial Class C Note Balance reduced by all payments of principal made prior to such time on the Class C Notes.

“Class C Noteholder” means the Person in whose name a Class C Note is registered on the Register.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class C Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class C Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class C Notes on the preceding Payment Date, to the extent permitted by law, at the Class C Interest Rate for the related Interest Period.

“Class C Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class C Notes at the Class C Interest Rate on the Class C Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class C Noteholders on or prior to such preceding Payment Date.

“Class C Notes” means the Class of Notes designated as “Class C Notes”, issued in accordance with the Indenture.

“Clearstream” shall mean Clearstream Bank, société anonyme.

“Closing Date” means March 27, 2014.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such pursuant to Section 5.01(a) of the Sale and Servicing Agreement, which has been established by the Indenture Trustee and is to be maintained by the Indenture Trustee as an Eligible Account.

“Collection Period” means, with respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs; provided, however, that the first Collection Period shall commence on the day immediately following the Cutoff Date and end on and include the last day of the calendar month immediately preceding the first Payment Date.

“Collections” means, with respect to any Payment Date and the related Collection Period, the sum of the following amounts received by the Servicer during or in respect of such Collection Period, without duplication: (i) all collections on or in respect of the Receivables (including any Servicer Advances, all Liquidation Proceeds and Repurchase Prices), (ii) all investment earnings on the Collection Account and the Reserve Account, (iii) amounts required to be deposited by the Servicer in the Collection Account pursuant to the Sale and Servicing Agreement to account for investment losses on the Trust Accounts and (iv) any Reserve Accounts Draw Amounts with respect to such Payment Date; provided, however, that Supplemental Servicing Fees shall not constitute Collections.

“Commission” means the U.S. Securities and Exchange Commission.

“Contract” means, with respect to Receivable, a motor vehicle retail installment sale contract or a motor vehicle installment loan originated, purchased or otherwise acquired by the Seller and made part of the Conveyed Assets.

“Controlling Class” means, with respect to any Notes Outstanding, the Class A Notes as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding, and thereafter the Class C Notes as long as any Class C Notes are Outstanding (excluding, in each case, Notes held by the Servicer, CRB or any of their respective Affiliates unless all of the Notes then Outstanding are held by the Servicer, CRB and/or their respective Affiliates).

“Conveyed Assets” means (without duplication), all right, title and interest in and to:

(a) the Receivables and all moneys received thereon after the Cutoff Date;

(b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and in any other property securing the Receivables, and any other interest of the originator of any Receivable in such Financed Vehicles;

(c) any other property securing any Receivable;

(d) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any Liquidation Proceeds;

(e) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement and any other rights and benefits but none of the obligations or burdens under the Dealer Agreements;

(f) all rights under any Service Agreements;

(g) the Receivable Files;

(h) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that have been repossessed pursuant to the terms of such Receivable;

(i) to the extent such rights have been transferred to the Depositor, all rights of the Servicer to service the Receivables;

(j) all (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (h); and

(k) all proceeds and investments with respect to items (a) through (j).

“Corporate Trust Office” means the principal office of the Indenture Trustee at which at any particular time its applicable corporate trust business is administered, which office at the date of execution of this Agreement is located at (i) solely for purposes of the transfer, surrender or exchange of certificates - DB Services America, Inc., MS JCK01-0218, 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256 and (ii) for all other purposes - Deutsche Bank Trust Company Americas, c/o DBNTC, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, NJ 07311, Attention: California Republic Auto Receivables Trust 2014-1 or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

“CRB” means California Republic Bank, a California corporation authorized to transact a banking business.

“Custodian” means any custodian appointed pursuant to Section 3.04 or Section 3.08 of the Sale and Servicing Agreement, and shall initially be CRB.

“Cutoff Date” means February 28, 2014.

“Cutoff Date Pool Balance” means the Pool Balance as of the Cutoff Date which is $223,378,128.14.

“DBRS” means DBRS, Inc.

“Dealer” means with respect to any Receivable, the motor vehicle dealer that sold the related Financed Vehicle and entered into a Dealer Agreement and/or any form of assignment.

“Dealer Agreement” means with respect to Receivables, the agreement between a Dealer and the Seller relating to the origination of, or assignment to the Seller of, the related Receivables.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Certificates” means the Certificates issued pursuant to the Trust Agreement in definitive form upon termination of book-entry registration with respect to such Certificate pursuant to Section 3.11 of the Trust Agreement.

“Definitive Notes” means the Notes issued pursuant to the Indenture in definitive form upon termination of book-entry registration with respect to such Notes pursuant to Section 2.13 of the Indenture.

“Delivery”, when used with respect to Trust Account Property, means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102 of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate Securities Account of the transferor and increasing the appropriate Securities Account of the Indenture Trustee by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Indenture Trustee (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate (in the sole discretion of the Indenture Trustee) to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in Applicable Law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with Applicable Law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a Securities Intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such Securities Intermediary of entries in its books and records crediting such Trust Account Property to the Indenture Trustee’s Securities Account at the Securities Intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate (in the sole discretion of the Indenture Trustee) to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee, consistent with changes in Applicable Law or regulations or the interpretation thereof;

(c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian who either (i) becomes the registered owner on behalf of the Indenture Trustee or (ii) having previously become the registered owner, acknowledges that it holds for the Indenture Trustee; and

(d) with respect to any item of Trust Account Property that is a Security Entitlement, causing the Securities Intermediary to indicate on its books and records that such Security Entitlement has been credited to a Securities Account of the Indenture Trustee.

“Depositor” means California Republic Funding, LLC, a Delaware limited liability company.

“Depositor Conveyed Assets” has the meaning specified in Section 2.01(a) of the Sale and Servicing Agreement.

“Depository” means The Depository Trust Company, as initial Depository, the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the UCC.

“Depository Agreement” means, with respect to any Class of Notes or any Certificates, the agreement between the Issuer and the initial Depository, dated as of March 27, 2014.

“Depository Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date” means, with respect to each Payment Date, the third Business Day immediately preceding such Payment Date.

“Eligible Account” means either (i) a segregated trust account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any State, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a short-term unsecured debt rating not less than “A-l+” by Standard & Poor’s and “P-l” by Moody’s.

“Eligible Institution” means (i) the corporate trust department of the Indenture Trustee or Owner Trustee or (ii) a depository institution organized under the laws of the United States or any State, that (a) has either (A) a long-term unsecured debt rating of at least “AA-” by Standard & Poor’s and “A2” by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of at least “A-l+” by Standard & Poor’s and “P-l” by Moody’s and (b) the deposits of which are insured by the FDIC.

“Eligible Servicer” means, on the Closing Date, CRB, and thereafter any Person that at the time of its appointment as Servicer is legally qualified and has the capacity to service the Receivables.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor thereto in such capacity.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K, Form 10-K, Form ABS-15G or any other form required to be filed by the Issuer or the Depositor with respect to the Issuer or the Receivables under the Exchange Act.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDIC Rule” means the “Treatment of financial assets transferred in connection with a securitization or participation” adopted by the FDIC, as codified at 12 CFR §360.6, subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time or by a court of competent jurisdiction.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date, (v) the Class B Notes, the Class B Final Scheduled Payment Date, and (vi) the Class C Notes, the Class C Final Scheduled Payment Date.

“Financed Vehicle” means a new or used automobile, light-duty truck or sport utility vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under the related Contract.

“Financial Asset” means a “financial asset” as defined in Section 8-102(a)(9) of the UCC.

“First Allocation of Principal” means, for any Payment Date and the related Collection Period, an amount not less than zero equal to the excess, if any, of (i) the Class A Note Balance as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date or with respect to the first Payment Date, as of the Closing Date) over (ii) the Pool Balance as of the last day of such Collection Period; provided, that the First Allocation of Principal on and after (a) the Class A-1 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Class A-1 Note Balance to zero, (b) the Class A-2 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Class A-2 Note Balance to zero, (c) the Class A-3 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Class A-3 Note Balance to zero and (d) the Class A-4 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Class A-4 Note Balance to zero.

“Form 8-K Reportable Event” means any event required to be reported on Form 8-K, including each event specified on Part II of Schedule B (i) for which such Person is the responsible party and (ii) of which such Person (or in the case of the Indenture Trustee, as Responsible Officer of such Person) has actual knowledge.

“Form 10-D Disclosure Item” means, with respect to any Person, any event specified in Part I of Schedule B for which such Person is the responsible party, if such Person or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge of such event.

“Form 10-K Disclosure Item” means, with respect to any Person, (i) any Form 10-D Disclosure Item and (ii) any additional items specified in Part III of Schedule B for which such Person is the responsible party, or if such Person is the Indenture Trustee or the Owner Trustee, a Responsible Officer of such Person has actual knowledge of such event.

“Governmental Authority” means the government of the United States or any political subdivision thereof, whether State, federal or local, and any agency, authority, instrumentality, regulatory body, court, administrative court or judge, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of setoff against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Noteholder” means a Person in whose name a Note is registered on the Register.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture or TIA, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Indenture” means the Indenture, dated as of March 1, 2014, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means each Person acting as Indenture Trustee under the Indenture, initially Deutsche Bank Trust Company Americas.

“Initial Class A-1 Note Balance” means $34,100,000.

“Initial Class A-2 Note Balance” means $60,500,000.

“Initial Class A-3 Note Balance” means $55,000,000.

“Initial Class A-4 Note Balance” means $50,880,000.

“Initial Class B Note Balance” means $10,610,000.

“Initial Class C Note Balance” means $12,280,000.

“Initial Note Balance” means the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance, the Initial Class B Note Balance or the Initial Class C Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $558,445.32.

“Insolvency Event” means, with respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or all or any part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency, receivership or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or any part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and, if involuntary, such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall be ordered; or (ii) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency, receivership or other similar law now or hereafter in effect, or the application or consent by such Person to the entry of or failure to contest in a timely and appropriate manner an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or any part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally, or the admission in writing its inability, to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Period” means, with respect to each Payment Date, in the case of (i) the Class A-1 Notes, the period from and including the preceding Payment Date to, but excluding the current Payment Date (or from and including the Closing Date, in the case of the first Payment Date), or (ii) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the period from and including the 15th day of each calendar month preceding each Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 15th day of the following month.

“Interest Rate” means, with respect to (i) the Class A-1 Notes, the Class A-1 Interest Rate, (ii) the Class A-2 Notes, the Class A-2 Interest Rate, (iii) the Class A-3 Notes, the Class A-3 Interest Rate, (iv) the Class A-4 Notes, the Class A-4 Interest Rate, (v) the Class B Notes, the Class B Interest Rate or (vi) the Class C Notes, the Class C Interest Rate.

“Investment Property” means “investment property” within the meaning of Section 9-102 of the UCC.

“Issuer” means California Republic Auto Receivables Trust 2014-1, a Delaware statutory trust.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Depositor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee and any other material transaction party.

“Lien” means a security interest, lien, charge, pledge or encumbrance of any kind.

“Liquidated Receivable” means, with respect to any Collection Period, a Receivable (i) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with the Servicing Standard, (ii) in respect of which the Servicer has repossessed the related Financed Vehicle and such Financed Vehicle has been liquidated during such Collection Period, (iii) in respect of which the Servicer has repossessed the related Financed Vehicle and has held such Financed Vehicle in its or its agent’s repossession inventory for sixty (60) days or more as of the last day of such Collection Period, (iv) which becomes one hundred twenty (120) days past due during such Collection Period and in respect of which the related Financed Vehicle is not in repossession inventory or (v) which becomes one hundred eighty (180) days past due during such Collection Period.

“Liquidation Proceeds” means with respect to any Receivable that becomes a Liquidated Receivable, the moneys collected in respect thereof, from whatever source, during or after the Collection Period in which such Receivable became a Liquidated Receivable, including liquidation of the related Financed Vehicle, insurance proceeds, any recourse under a Dealer Agreement or Service Agreement and indemnities by the related Obligors, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to such liquidation and any amounts required by Applicable Law to be remitted to the related Obligor; provided, however, that no Repurchase Price will constitute Liquidation Proceeds.

“Material Adverse Effect” shall mean a material adverse change in the ability of a Person to perform its obligations or enforce its rights under the Sale and Servicing Agreement or any other Basic Document.

“Net Investment Earnings” means, with respect to a Trust Account and any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds in Permitted Investments in accordance with Section 5.01(b) of the Sale and Servicing Agreement exceeds the aggregate of all losses and expenses incurred during such period with respect to such funds.

“Net Investment Losses” means, with respect to a Trust Account and any Collection Period, the amount, if any, by which the aggregate of all losses and expenses incurred during such period in connection with the investment of funds in Permitted Investments in accordance with Section 5.01(b) of the Sale and Servicing Agreement exceeds the aggregate of all interest and other income realized during such period with respect to such funds.

“Nonrecoverable Advance” means any Advance made or proposed to be made which the Servicer in good faith believes is not, or if made would not be, ultimately recoverable from Liquidation Proceeds. In determining whether an Advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts by deficiency judgment.

“Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class B Note or Class C Note, in each case substantially in the forms of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance or the Class C Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Factor” means, with respect to the Notes or any Class of Notes on any Payment Date, a seven-digit decimal figure equal to the Note Balance of the Notes or such Class of Notes, as applicable, as of the close of business on such Payment Date divided by the Note Balance of the Notes or such Class of Notes, as applicable, as of the Closing Date. The decimal figure referred to in the immediately preceding sentence will be 1.0000000 as of the Closing Date; thereafter, it will decline to reflect reductions in the Note Balance of the Notes or such Class of Notes, as applicable.

“Note Investment Letter” means a letter to be delivered to the Indenture Trustee in connection with the transfer of any Notes, or beneficial interests therein, substantially in the form of Exhibit B to the Indenture.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Depository or a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository).

“Noteholder” means each Person in whose name a Note is registered in the Register.

“Obligor” means, with respect to a Receivable, the Person obligated on the related Contract, and any other Person obligated to make payments under the Receivable including any Person that executes a guarantee on behalf of such Obligor.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee.

“Opinion of Counsel” means one or more written opinions of counsel, who may be an employee of counsel to the Seller, the Depositor, the Servicer or the Issuer, which counsel shall be acceptable to the applicable recipient and which shall be addressed to the Owner Trustee and/or the Indenture Trustee, as applicable, and which shall be at the expense of the Person required to provide such an Opinion of Counsel.

“Optional Purchase” has the meaning set forth in Section 9.01(a) of the Sale and Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 9.01(a) of the Sale and Servicing Agreement.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a) Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders; provided, however, that if such Notes are to be redeemed, notice of such redemption must have been duly given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Protected Purchaser;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related Class or Classes are owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Indenture Trustee knows to be so owned shall be so disregarded.

“Outstanding Amount Advanced” means, with respect to any Payment Date, the aggregate of all Advances remitted by the Servicer or expenses paid pursuant to Section 5.07 of the Sale and Servicing Agreement, less the aggregate of all related Advance Reimbursement Amounts actually received by the Servicer prior to such Payment Date.

“Owner” means, with respect to a Book-Entry Note or a Book-Entry Certificate, any person who is a beneficial owner of a Book-Entry Note or a Book-Entry Certificate, as applicable.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

“Paid In Full” means, with respect to the Notes, or any particular class of Notes, as indicated by the context, that all principal, interest and other amounts in respect thereof have been indefeasibly paid in full in cash pursuant to the requirements of the Indenture and the Sale and Servicing Agreement.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account, the Principal Distribution Account and the Reserve Account in accordance with the terms of the Indenture and the Sale and Servicing Agreement.

“Payment Date” means the 15th day of each calendar month beginning April 15, 2014; provided, however, that whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used in the Basic Documents, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Permitted Investments” means anyone or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(b) demand deposits, money market deposit accounts, time deposits or certificates of deposit of any depository institution (including the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates) or trust company incorporated under the laws of the United States or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from DBRS of at least “R-1 (low)” (if rated by DBRS) and from Moody’s of “Prime-1”;

(c) commercial paper (including commercial paper of the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from DBRS of at least “R-1 (low)” (if rated by DBRS) and from Moody’s of “Prime-1”;

(d) investments in money market funds (including funds for which the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from DBRS of at least “AAA” (if rated by DBRS) and from Moody’s of “Aaa-mf” and which fully qualify for the exemption from withholding tax on dividends under Section 871(k) or 881(e) of the Code (not taking into account any of the exceptions contained in Section 871(k) and 881(e) that are based on the identity of the applicable holder);

(e) banker’s acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

(g) any other investments that satisfy the investment criteria of DRBS and Moody’s for transactions in which the rated obligations have ratings equal to the highest rating then being assigned by each such Rating Agency to any Class of Notes.

“Person” means any natural or juridical person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, business trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means, as of any date, the aggregate Principal Balance of all Receivables (other than Liquidated Receivables) on such date.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Balance” means with respect to any Receivable and any date of determination, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of that portion of all amounts received on or prior to such day with respect to such Receivable and allocable to principal.

“Principal Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

“Private Placement Memorandum” means that certain private placement memorandum for the Certificates dated March 20, 2014.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the prospectus supplement, dated March 18, 2014 relating to the sale of the Notes (the “Prospectus Supplement”) accompanied by the prospectus, dated March 12, 2014 (the “Base Prospectus”, together with the Prospectus Supplement, the “Prospectus”).

“Protected Purchaser” has the meaning set forth in Section 8-303 of the UCC.

“Purchased Asset” means a Receivable purchased as of the close of business on the last day of a Collection Period by or on behalf of the Servicer pursuant to Section 4.07 of the Sale and Servicing Agreement or by or on behalf of the Seller pursuant to Section 3.03 of the Sale and Servicing Agreement.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means either DBRS or Standard & Poor’s.

“Rating Agency Condition” means, with respect to any action, that the Rating Agency shall have been given the ten (10) days’ (or such shorter period as shall be acceptable to the Rating Agency) prior written notice thereof and shall not have indicated that such action will result in a reduction, withdrawal or downgrade of the then-current rating of any Class of Notes.

“Receivables” means each motor vehicle loan, motor vehicle retail installment sales contract or other form of financing arrangement and all right, title and interest related thereto and the security therefor and all other rights or interests of the originator and its assigns therein, evidenced by a Contract listed on Schedule A to the Sale and Servicing Agreement.

“Receivable Files” means the following documents with respect to each Receivable:

(a) the original Contract or, where the original cannot be located, a copy of the original Contract or the fully executed original, electronically authenticated original or “authoritative copy” (within the meaning of Section 9-105 of the UCC) of the Contract, including any written amendments or extensions thereto;

(b) the original credit application, whether in paper or electronic form, or any copy, duplicate or electronic record thereof;

(c) the original or replacement certificate of title as issued in paper or electronic form by the appropriate governmental agency in the State in which the Financed Vehicle is titled, or if the original certificate of title is required to be held by the agency, department or office that issued such original certificate of title, a receipt thereof, and such other documents that the Servicer shall keep on file, in accordance with its customary standards, policies and procedures, evidencing the security interest of the Seller in the related Financed Vehicle;

(d) if the odometer reading of the Financed Vehicle at the time of sale to the Obligor is not listed on the certificate of title or the original credit application, the odometer statement; and

(e) any and all other documents that the Servicer shall have kept on file in accordance with its customary procedures relating to a Contract.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of March 1, 2014, between the Seller and the Depositor.

“Record Date” means, unless otherwise specified in any Basic Document, with respect to any Payment Date or Redemption Date, for any (i) Definitive Notes and Definitive Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) Book-Entry Notes or Book-Entry Certificates, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01 of the Indenture.

“Redemption Price” means an amount equal to the sum of (i) unpaid principal amount of the Notes redeemed plus (ii) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to, but excluding, the Redemption Date.

“Register” has the meaning specified in Section 2.04(a) of the Indenture.

“Registered Holder” means the Person in whose name a Note is registered on the Register on the related Record Date.

“Registrar” means the registrar at any time of the Register, appointed pursuant to Section 2.04(a) of the Indenture.

“Regular Principal Distribution Amount” means, for any Payment Date and the related Collection Period, an amount not less than zero equal to the excess of (a) the Note Balance of the Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date or with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for the current Payment Date over (b) the Pool Balance as of the end of such Collection Period minus the Target Overcollateralization Amount; provided, however, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date for any Class of Notes will not be less than the amount that is necessary to reduce the Note Balance of such Class, as applicable, to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Repurchase Price” means, for each Receivable, a price equal to (i) the remaining Principal Balance of such Receivable as of the last day of the Collection Period related to the Payment Date on which the purchase or repurchase occurs, plus (ii) accrued and unpaid interest on such Receivable as of the last date of such Collection Period, together with all unpaid amounts in respect of such Receivable, less (iii) Advances in respect of such Receivable which have not been reimbursed.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

“Reserve Account Draw Amount” means, (i) for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, or (b) the Reserve Account Excess Amount on such Payment Date; (ii) for any Redemption Date, the amount withdrawn from the Reserve Account pursuant to Section 10.01 of the Indenture; (iii) for any Applicable Payment Date, the amount withdrawn from the Reserve Account pursuant to Section 12.05 of the Indenture; and (iv) any amounts withdrawn from the Reserve Account in accordance with any other provision of the Indenture, the Sale and Servicing Agreement or any other Basic Document, to the extent any funds are required to be withdrawn from the Reserve Account by any of such provision.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the amount of cash or other immediately available funds in the Reserve Account on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date, over (ii) the Specified Reserve Account Balance with respect to that Payment Date.

“Responsible Officer” means, with respect to (i) CRB, the Servicer or the Depositor, the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary thereof or any officer identified to the Indenture Trustee by CRB, the Servicer or the Depositor as having day-to-day responsibilities for the performance of CRB’s, the Servicer’s or the Depositor’s, as the case may be, duties under the Basic Documents and (ii) the Owner Trustee, any officer in the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Issuer and, with respect to a particular corporate trust matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 17g-5” means Rule 17g-5 under the Exchange Act.

“Rule 17g-5 Website” means the Rule 17g-5 compliant website.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of March 1, 2014, among the Issuer, the Depositor, CRB, as Seller, Servicer, Custodian and Administrator, the Indenture Trustee and the Backup Servicer.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedule of Receivables” means the list of conveyed Receivables attached as Schedule A to the Sale and Servicing Agreement.

“Second Allocation of Principal” means, for any Payment Date and the related Collection Period, an amount not less than zero equal to the excess, if any, of (i) the sum of the Class A Note Balance and the Class B Note Balance as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date or, with respect to the first Payment Date, as of the Closing Date) minus the First Allocation of Principal for the current Payment Date over (ii) the Pool Balance as of the last day of such Collection Period; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class B Notes will not be less than the amount that is necessary to reduce the Note Balance of each such Class, as applicable, to zero (after the application of the First Allocation of Principal).

“Section 941 Effective Date” means the effective date of Section 941 Rules.

“Section 941 Rules” means the regulations required under Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Securities Account” means a “securities account” as that term is defined in Section 8-501(a) of the New York UCC.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means a “securities intermediary” as that term is defined in Section 8-102 of the New York UCC.

“Security Entitlement” means a “security entitlement” as that term is defined in Section 8-102 of the New York UCC.

“Seller” means CRB, as the seller of Receivables to the Depositor pursuant to the Receivables Purchase Agreement.

“Service Agreement” means, with respect to a Receivable, any service, repair or warranty agreement with respect to the related Financed Vehicle.

“Servicer” means CRB, as the servicer of the Receivables and each successor to CRB (in the same capacity) pursuant to Section 7.03 or Section 8.03 of the Sale and Servicing Agreement.

“Servicer Termination Event” has the meaning set forth in Section 8.01 of the Sale and Servicing Agreement.

“Servicer’s Annual Certification” has the meaning specified in Section 4.10 of the Sale and Servicing Agreement.

“Servicer’s Monthly Certificate” means a certificate of the Servicer delivered pursuant to Section 4.09 of the Sale and Servicing Agreement, substantially in the form of Exhibit B-1.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Criteria Assessment” means a report of the Indenture Trustee’s assessment of compliance with the Servicing Criteria (as identified substantially in the form of Part IV of Schedule B of the Sale and Servicing Agreement and where the Indenture Trustee is listed as “Responsible Party”) during the immediately preceding calendar year, as set forth under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

“Servicing Fee” with respect to the servicing of the Receivables means, with respect to each Payment Date and the related Collection Period, the sum of (a) an amount equal to the product of one twelfth (1/12) of the Servicing Fee Rate and the Pool Balance as of the first day of such Collection Period and (b) any Supplemental Servicing Fees.

“Servicing Fee Rate” means 1.00% per annum.

“Servicing Standard” has the meaning set forth in Section 4.01(a) of the Sale and Servicing Agreement.

“Similar Law” means any federal, State, local or non-U.S. law that is similar to Section 406 of ERISA or Section 4975 of the Code.

“Simple Interest Method” means, with respect to a Receivable, the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable interest rate multiplied by the unpaid Principal Balance of such Receivable multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the month and a 365-day year or, in the event of a leap year, a 366-day year) elapsed since the preceding payment was received by the Servicer. The remainder of such payment is allocable to fees and charges, if any, and to principal in the manner determined at the direction of the Servicer; provided, however, that the Servicer applies Liquidation Proceeds, insurance proceeds and amounts in respect of deficiency balances first to unpaid interest, second to principal, third to unpaid late fees and fourth to any receivable relating to the premium paid on any force-placed insurance policy.

“Small Balance Waiver” means a waiver of any unpaid amounts not to exceed $25 owed with respect to a Receivable in connection with its final payout, which is granted by the Servicer in accordance with the Servicing Standard.

“Specified Reserve Account Balance” means $558,445.32 (which is approximately 0.25% of the Cutoff Date Pool Balance).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“State” means any state or territory of the United States, including the District of Columbia.

“Successor Servicer” means the servicer appointed pursuant to Section 3.07(e) of the Indenture.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by Applicable Law with respect to any Receivable.

“Target Overcollateralization Amount” means, with respect to any Payment Date, $3,909,117.24 (which is approximately 1.75% of the Cutoff Date Pool Balance).

“Tax Opinion” means, with respect to any action, an Opinion of Counsel (which counsel shall not be an employee of the Issuer or an Affiliate of the Issuer) to the effect that, for federal and, unless waived by the applicable recipient in writing, State and local income, single business and franchise tax purposes, (i) such action will not adversely affect the tax characterization of any outstanding Notes that are characterized as debt, (ii) such action will not cause the Issuer to be deemed to be an association (or publicly-traded partnership) taxable as a corporation, and (iii) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder.

“Third Allocation of Principal” means, for any Payment Date and the related Collection Period, an amount not less than zero equal to the excess, if any, of (i) the aggregate Note Balance of all Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date or, with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal and Second Allocation of Principal for the current Payment Date over (ii) the Pool Balance as of the last day of such Collection Period; provided, however, that the Third Allocation of Principal on and after the Final Scheduled Payment Date for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes or the Class C Notes will not be less than the amount that is necessary to reduce the Note Balance of each such Class, as applicable, to zero (after the application of the First Allocation of Principal and Second Allocation of Principal).

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

“Trust Accounts” means the Collection Account, the Principal Distribution Account and the Reserve Account.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of March 1, 2014, among Depositor as grantor and beneficiary, and the Owner Trustee as owner trustee.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939.

“Trust Officer” means, in the case of (i) the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Basic Documents and, (ii) the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

“Trustee Fees” means the fees payable by the Issuer to the Indenture Trustee and the Owner Trustee, which fees shall not exceed an aggregate amount per annum equal to $100,000.

“UCC” means the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Underwriter” means Credit Suisse Securities (USA) LLC, as underwriter with respect to the Notes under the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated March 18, 2014, among the Underwriter, CRB, and the Depositor.